Table of Contents

As filed with the Securities and Exchange Commission on November 22, 2019

Registration No. 333-232538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOCUS UNIVERSAL INC.

(Exact name of registrant as specified in its charter)

Nevada	3823	46-3355876
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2311 East Locust Court, Ontario, CA	91761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 272-3883

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Nevada Business Center, LLC

701 S. Carson St. Suite 200

Carson City, NV 89701

(775) 887-8853

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gilbert J. Bradshaw, Esq. Wilson Bradshaw & Cao, LLP 18818 Teller Avenue, Suite 115 Irvine, CA 92612 Tel: (917) 830-6517/Fax: (917) 791-8877 gbradshaw@wbc-law.com	Barry L. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☑
Emerging growth company: ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4) (5)
Common stock, par value $0.001 per share	2,000,000	$6.00	$13,800,000	$1,791.24

________________________

(1)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Our common stock is not traded on any national exchange but is traded as of the date of this prospectus on the OTCQB marketplace. The offering price is based on the average of the bid and the ask price of our common stock on that market on November 22, 2019 and as set forth by our executives.

(2)	Includes the aggregate offering price of up to 300,000 additional shares (equivalent to 15% of the total number of securities sold in this offering) that the underwriters have the option to purchase to cover over-allotment, if any.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	$1,791.24 has previously been paid via Fedwire.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON NOVEMBER 22, 2019

FOCUS UNIVERSAL INC.

2,000,000 SHARES OF COMMON STOCK

Focus Universal Inc., a Nevada corporation (“Focus Universal,” “the Company,” “we,” “us,” and “our,”), is offering 2,000,000 shares of common stock, $0.001 par value per share, on a firm commitment basis, at an assumed offering price of $4.00 to $6.00 per share of common stock.

Our common stock is currently quoted on the OTCQB market, operated by OTC Markets Group, under the symbol “FCUV.” On November 22, 2019, the last quoted price of our common stock as reported on the OTCQB was $5.00 per share. This price will fluctuate based on the demand for our common stock. We have applied to list our common stock on the NASDAQ Capital Market under the symbol “FCUV.”

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

We will receive proceeds from the sale of the shares being registered in this offering. See “Uses of Proceeds” for more information about how we will use the proceeds from this offering.

An investment in our common stock is speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

		Per Share		Total
Public offering price	$	[ * ]	$	[ * ]
Underwriting discounts and commissions(1)			$	[ * ]
Proceeds, before expenses, to us	$		$	[ * ]

(1)	See “Underwriting” on page 59 for additional disclosure regarding underwriting discounts and commissions and reimbursement of expenses.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 300,000 shares of common stock at the public offering price, less the underwriting discount.

We anticipate that delivery of the shares will be made on or about [---], 2019.

The Benchmark Company

The date of this prospectus is November [ * ], 2019.

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AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Focus Universal Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to Focus Universal. See “Cautionary Note Regarding Forward-Looking Statements” on page 7.

Company Overview

Focus Universal Inc. (the “Company,” “we,” “us,” or “our”) is a Nevada corporation that provides sensor devices and a wholesaler of various air filters and digital, analog, and quantum light meter systems.

We plan to focus our future business on our universal smart instrumentation technology, which we are currently developing. Our universal smart instrumentation technology features a Universal Smart Instrumentation Platform (“USIP”), which we believe will replace the functions of thousands of traditional wired and wireless measurement and sensing instruments at a fraction of their current market prices. This technology addresses major limitations present in traditional hardware and represents a technological advancement in the Internet of Things (“IoT”) marketplace. We call our flagship USIP device the “Ubiquitor” because it can be used to wirelessly measure and test a variety of electrical and physical phenomena such as voltage, current, temperature, pressure, sound, light, and humidity.

The Company entered the residential and commercial automation installation service industry through our acquisition of AVX Design and Integration, Inc. (“AVX”) in March of 2019. AVX was established in 2000 with the goal of providing high-performance, easy-to-use Audio/Video, Home Theater, Lighting Control, Automation and Integration services for high-net-worth residential projects. We believe we can integrate our Ubiquitor device into the IoT installation business in both residential and commercial spaces and substantially reduce the costs of IoT installation as well as enhance IoT integration capabilities. We believe the Ubiquitor will be integral in our distributed shared universal smart home products, and we plan to have AVX install these products starting in the greater Los Angeles area.

Additionally, we are performing research and development on an electric power line communication (“PLC”) technology and have filed three patents with the U.S. Patent and Trademark Office (“USPTO”) related to our Ubiquitor device and the design of a quantum PAR photo sensor (See Section entitled “Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions,” herein). Eventually, we hope that PLC technology will further enhance smart IoT installations powered by the Ubiquitor.

Our current revenues are generated (i) by selling digital, analog, and quantum light meters and various filtration products, including fan speed adjusters, carbon filters and HEPA filtration systems and (ii) through AVX’s smart home design, integration and installation.

With the exception of our proprietary quantum light meter (for which there is increasing demand and great potential for growth in sales), there is no potential for significant growth in sales of our various air filters and digital and analog light meters. This lack of potential future growth is due to the large amount of competition we face in the marketplace for this segment of our business.

Due to our perceived lack of growth potential in our sale of various air filters and digital and analog light meters, our focus going forward will be in the development, sale and installation of: products using our proprietary IoT and PLC technologies; universal smart monitors and controllers for the gardening industry; and distributed shared universal smart home products, including products offering control of lighting and air conditioning, swimming pools, garage doors, sprinklers, motorized curtains, smoke detectors, carbon monoxide detectors, motion sensors, leak detectors, doorbells, and surveillance cameras.

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Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page 5 before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

•	We have a limited operating history, have a history of operating losses and expect to incur additional losses in the future.

•	We will need additional funding to manufacture and market our Ubiquitor sensor and to implement our plan of operations. If we are unable to raise capital, we will be forced to delay or eliminate the launch of this product, which would substantially affect our revenue and results of operations.

•	The commercial success of our current and anticipated products depends upon market acceptance, which is unproven. The market for our products is intensely competitive and is characterized by rapid technological advances and low margins.

•	The success of our products may depend upon customers’ willingness to adopt a smartphone as the platform for our sensors. If this platform is not well received, our revenue and results of operations will be materially adversely affected.

•	We depend on third parties to manufacture our products; procure necessary parts, components and materials; and perform quality control checks.

•	We depend on the continued service of a few key personnel, including our Chief Executive Officer. Loss of these personnel could delay our plan of operations and harm our ability to service our customers.

•	We may be unable to manage our post-acquisition growth effectively, which could result in our business being materially adversely affected.

•	Increased competition in the IoT industry could have a negative impact on our business prospects.

•	We have concluded that there are significant deficiencies and material weaknesses in our internal controls. As a result, we may not be able to provide timely or accurate financial statements, which could result in regulatory or enforcement actions by the SEC.

•	There is a very limited public market for the shares of common stock offered hereby. Investors may not be able to liquidate their shares or may encounter considerable delays in selling the shares.

Corporate Information

We are based in Ontario, California, and were incorporated in Nevada in 2012.

Our website is www.focusuniversal.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this Registration Statement on Form S-1.

Our principal executive offices are located at 2311 E. Locust Court, Ontario, CA 91761. Our telephone number is (626) 272-3883, and our website is www.focusuniversal.com.

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JOBS Act and the Implications of Being an Emerging Growth Company

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company.” In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance. We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

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THE OFFERING

Securities Being Offered	2,000,000 shares of our common stock.

Shares of Common Stock Outstanding Prior to the Offering	40,959,741 shares of our common stock.

Shares of Common Stock Outstanding Immediately Following this Offering	43,259,741, including the exercise of the underwriter’s option to purchase additional shares in full

Offering Price Per Share	$[ * ] per share of common stock, pursuant to the terms herein.

Use of Proceeds

We estimate our net proceeds from this offering, after deducting expenses payable by us at closing (including underwriter discounts and commissions), will be approximately $9,110,000 (or approximately $10,490,000 if the underwriter exercises in full its option to purchase up to 300,000 additional shares of common stock), based on the assumed offering price of $5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus.

Any proceeds that received from this offering will be generally used for: (1) research and development into the Ubiquitor transmitting new types of data across existing power cables and power line communications; (2) manufacturing and assembly of more high-tech Ubiquitor devices (including purchase of specialty assembly tooling); (3) marketing and business development; and (4) other general corporate purposes.

In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. See the section titled “Use of Proceeds” for additional information.

OTCQB and NASDAQ Proposed Listing Symbol

We are currently listed on the OTCQB market, under the symbol “FCUV,” and have filed an application with the NASDAQ Capital Market (“NASDAQ”) to have our shares listed on NASDAQ, under the symbol “FCUV.” As of the date of this prospectus, our application is still being reviewed by NASDAQ.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5.
Voting Rights

Shares of our common stock are entitled to one vote per share. There are no other classes of stock and, therefore, all holders of our common stock, including our officers and directors, are entitled to the same voting rights.

Lock-Ups

We, our officers and directors, and certain holders of our capital stock will enter into lock-ups restricting the transfer of shares of, or relating to, our capital stock for six (6) months after the date of this prospectus.

Over-Allotment	We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to an additional 300,000 shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions.

Unless we indicate otherwise, all information in this prospectus:

•	assumes no exercise by the representatives of the underwriters of its option to purchase up to an additional 300,000 shares of common stock; and

•	excludes 210,000 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $5.70 per share as of November 22, 2019;

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Related to our Business and Industry

We have a limited operating history and a history of operating losses, and we may not be able to sustain profitability. In addition, we may be unable to continue as a going concern.

We were incorporated on December 4, 2012, and as of September 30, 2019 we had an accumulated deficit of $5,823,460. We have a limited operating history upon which an evaluation of our future success or failure can be made. Additionally, if we are not successful in growing revenues and controlling costs, we will not maintain profitable operations or positive cash flow, and even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Absent a significant increase in revenue or additional equity or debt financing, we may not be able to sustain our ability to continue as a going concern.

Because we have a limiting operating history, you may not be able to accurately evaluate our operations.

We were incorporated on December 4, 2012 and have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our Company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. However, we expect to continue generating revenues. Additionally, we recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We require significant funding to develop, manufacture and market our Ubiquitor.

We may ultimately require up to $20 million to fund the development, manufacturing, assembly, and marketing strategy for our product. Once we achieve this fund-raising goal, we intend to position ourselves in the small device market, establishing the price at below a few hundred dollars. Due to superior functionality and low price, we expect to capture this section of the market fairly easily. Meanwhile, when our product and service matures, and the Company becomes better known, we believe we could also gain market share in the high-end market. None of this will be possible if we fail to obtain the funding we require. There is no guarantee that additional funding can be obtained on favorable terms, if at all.

We depend on key personnel.

Our future success will depend in part on the continued service of key personnel, particularly our Chief Executive Officer Dr. Desheng Wang. If Dr. Desheng Wang chooses to leave the Company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees, or the inability to attract or retain qualified personnel, could delay our plan of operations, harm our ability to provide services to our current customer, Hydrofarm, and harm the market’s perception of us.

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Regulatory actions could limit our ability to market and sell our products.

Many of our products and the industries in which they are used are subject to U.S. and foreign regulation. Government regulatory action could greatly reduce the market for our Ubiquitor device and for smart home installation. For example, the power line medium, which is the communications medium that could be used by some of our products, is subject to special regulations in North America, Europe and Japan. In general, these regulations limit the ability of companies such as ours to use power lines as a communication medium. In addition, some of our competitors have attempted or may attempt to use regulatory actions to reduce the market opportunity for our products or to increase the market opportunity for their own products.

We outsource our product manufacturing and procurement, decreasing quality, reliability and protectability.

We assemble our Ubiquitor devices by using fully manufactured parts, the manufacturing of which has been fully outsourced. We have no direct control over the manufacturing processes of our products. This lack of control may increase quality or reliability risks and could limit our ability to quickly increase or decrease production rates.

We outsource the manufacturing of key elements of our quantum light meters and air filters to a single manufacturing partner, with whom we do not have a formal contractual relationship.

We outsource the manufacture of our quantum light meter and air filtration devices to a single contract manufacturer, Tianjin Guanglee Technologies Ltd. (“Tianjin Guanglee”). If Tianjin Guanglee’s operations are interrupted or if Tianjin Guanglee is unable to meet our delivery requirements due to capacity limitations or other constraints, we may be limited in our ability to fulfill new customer orders, and we may be required to seek new manufacturing partners in the future. Tianjin Guanglee has limited manufacturing capacity, is itself dependent upon third-party suppliers and is dependent on trained technical labor to effectively create components making up our devices or to repair special tooling. In addition, as of the date of this reporting, we do not have a formal development and manufacturing agreement under which we and Tianjin Guanglee operate. Although we continue to operate under the terms of an oral agreement, and we believe there are a multitude of manufacturers that could quickly replace Tianjin Guanglee, our manufacturing operations could be adversely impacted if we are unable to enforce Tianjin Guanglee’s performance.

Our potential inability to adequately protect our intellectual property during the outsource manufacturing of our filtration products in China could negatively impact our performance.

In connection with our manufacturing outsourcing arrangements, we rely on third-party manufacturers to implement customary manufacturer safeguards onsite, such as the use of confidentiality agreements with employees, and to protect our proprietary information and technologies during the manufacturing process. However, these safeguards may not effectively prevent unauthorized use of such information and technical knowhow or prevent the manufacturers from retaining them. We face risks that our proprietary information may not be afforded the same protection in China as it is in countries with more comprehensive intellectual property laws, and local laws may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights in China, and failure to obtain or maintain intellectual property or trade secret protection could adversely affect our competitive business position. In the event that the third-party manufacturers of our proprietary products misappropriate our intellectual property, our business, prospects and financial condition could be materially and adversely affected.

Demand for our Ubiquitor product may be affected by new entrants who copy our products and/or infringe on our intellectual property.

The ability to protect and enforce intellectual property rights varies across jurisdictions. An inability to preserve our intellectual property rights may adversely affect our financial performance. Competitors and others may also initiate litigation to challenge the validity of our intellectual property or allege that we infringe their intellectual property. We may be required to pay substantial damages if it is determined our products infringe on their intellectual property. We may also be required to develop an alternative, non-infringing product that could be costly and time-consuming, or acquire a license on terms that are not favorable to us. Protecting or defending against such claims could significantly increase our costs, divert management’s time and attention away from other business matters, and otherwise adversely affect our results of operations and financial condition.

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Internal system or service failures, including as a result of cyber or other security incidents, could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.

The Ubiquitor is a connected product and potentially exposes our business to cybersecurity threats. As a result, we could be subject to systems, service or product failures, natural disasters, power shortages or terrorist attacks, but also from exposure to cyber or other security threats. Global cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to our systems to sophisticated and targeted measures known as advanced persistent threats directed at our products, our customers and/or our third-party service providers, including cloud providers. There has been an increase in the frequency and sophistication of cyber and other security threats we face, and our customers are increasingly requiring cyber and other security protections and standards in our products, and we may incur additional costs to comply with such demands.

The potential consequences of a material cyber or other security incident include financial loss, reputational damage, negative media coverage, litigation with third parties, which in turn could adversely affect our competitiveness, business, financial condition, results of operations and cash flows.

Our sensor segment is subject to risks associated with operations that have a concentration of customers.

We only have one customer, Hydrofarm, who resells our digital light meters and sensors. There is no guarantee that this customer will remain solvent, and/or continue with the Company as it has in the past. Consequently, if we were to lose this customer, a material portion of our revenues in our sensor and digital light meter segment would be lost.

Our air filtration business segment could experience price fluctuations in raw materials, availability problems, and volatile demand.

The principal raw materials that we use are filter media, activated carbon, perforated metal sheet, and certain other petroleum-based products, like plastics, rubber, and adhesives. Our cost of filter media can experience price fluctuations. Larger competitors can enter into selective supply arrangements with major suppliers that reduce medium-to-long-term volatility in costs. We cannot guarantee purchases in the volume that justifies such selective supply arrangements. Thus, we could be subject to price volatility.

Prices and availability for the electronic parts and plastics we need to assemble the Ubiquitor could fluctuate.

The principal raw materials that we use for our Ubiquitor device are standard industrial electronics parts and plastics that are generally easily available through a variety of U.S. domestic and foreign manufacturers. Such raw materials can experience price fluctuations due to a variety of factors, such as tariffs, import/export fees and delays, and availability. If there is scarcity, then larger competitors could be given purchasing priority with major suppliers that could make it so smaller companies like us experience volatility in costs and/or availability issues. Also, since we have not yet manufactured in large numbers, our management team might not have the expertise to mitigate such price fluctuations or availability concerns. Thus, suppliers could stop selling to us because of demand. Even though it is possible to find alternative suppliers, changing to new suppliers could delay production and affect the quality of certain products.

Changes in tariffs, import or export restrictions, Chinese regulations or other trade barriers may reduce gross margins.

We currently source products from manufacturers in China, including digital, analog, and quantum light meters, filtration products and certain components for our Ubiquitor device. Currently, the prices we offer to Hydrofarm are FOB (Free on Board) China. Only the cost of delivering the goods to the nearest port is included and Hydrofarm is responsible for the shipping from China and responsible for all other fees, including tariffs, associated with delivering the goods to the ultimate destination. If Hydrofarm changes the term to CIF (Cost, Insurance, and Freight) United States, then we would be responsible for the shipping costs and the tariff costs, which may reduce our gross margin. Thus, we may incur increases in costs due to changes in tariffs, import or export restrictions, other trade barriers, or unexpected changes in regulatory requirements, any of which could reduce our gross margins. Moreover, volatile economic conditions may impact the ability of our suppliers to make timely deliveries; and in the event that a supplier fails to make a delivery, there is no guarantee that we will be able to timely locate an alternative supplier of comparable quality at an acceptable price.

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Since the beginning of 2018, there has been increasing rhetoric, in some cases coupled with legislative or executive action, from several U.S. and foreign leaders regarding tariffs against foreign imports of certain materials. It is difficult to anticipate the impact on our business caused by the proposed tariffs or whether the proposed changes in tariffs will materialize in the future. Given the relatively fluid regulatory environment in China and the United States, there could be additional tax, tariffs or other regulatory changes in the future. Any such changes could directly and materially adversely impact our business, financial condition, and operating results.

Our failure to respond to rapid change in the technology markets could cause us to lose revenue and harm our competitive position.

Our future success will depend significantly on our ability to develop and market new products that keep pace with technological developments and evolving industry standards for technology. We are currently developing products, including our Ubiquitor device, universal smart monitors and controllers, distributed shared universal smart home products, and smart products for the gardening industry, for MacOS, PC, as well as mobile operating systems such as Android and iOS, that transmit data over Wi-Fi signals, cellular signals, Bluetooth, certain power line systems, traditional wired systems, and other radio frequency systems that enable data transmission. Our delay or failure to develop or acquire technological improvements, adapt our products to technological changes or provide technology that appeals to our customers may cause us to lose customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

Our business depends on our ability to keep manufacturing costs low; and we may lack the expertise necessary to negotiate and maintain favorable pricing, supply, business and credit terms with our potential vendors.

It may be difficult to negotiate or maintain favorable pricing, supply, business or credit terms with our potential vendors, suppliers and service providers. In addition, product manufacturing costs may increase if we fail to achieve anticipated volumes. There can be no assurance that we will be able to successfully manage these risks. In summary, we can offer no assurance that we will be able to obtain a sufficient (but not excess) supply of products on a timely and cost-effective basis. Our failure to do so would lead to a material adverse impact on our business.

Since wireless networks are susceptible to interference and other limitations, and one advantage of our Ubiquitor device is that it can connect to wireless networks as one way to transmit data, wireless network limitations may reduce the competitive advantage of the Ubiquitor in the marketplace.

Our Ubiquitor relies on both wired and wireless networks to transmit data, which is a major advantage of the Ubiquitor device. Wireless networks allow multiple users to access large amounts of information without the hassle of running wires to and from each IoT device. However, wireless networks have technological limitations and there are a number of disadvantages that our Ubiquitor device may face when using a wireless network. Wireless networks are typically expensive; it can cost up to four times more to set up a wireless network than to set up a wired network. The range of a wireless network is limited, and a typical wireless router will only allow individuals located within 150 to 300 feet to access the network. Wireless networks are extremely susceptible to interference from radio signals, radiation and other similar types of interference. Such interference may cause a wireless network to malfunction. Wireless networks can be accessed by any IoT device within range of the network’s signal so information transmitted through the network (including encrypted information) may be intercepted by unauthorized users. Wireless networks are typically slower than wired networks, sometimes even up to 10 times slower. Walls and floors can seriously limit the range of your wireless network. Since wireless networks have severe limitations, these limitations may reduce the competitive advantage that the Ubiquitor provides in the marketplace which might prevent widespread adoption.

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Demand for our products is uncertain and depends on our currently unproven ability to create and maintain superior performance.

Our future operating results will depend upon our ability to provide our products and services and to operate profitably in an industry characterized by intense competition, rapid technological advances and low margins. This, in turn, will depend on a number of factors, including:

•	Our ability to generate significant sales and profit margin from the Ubiquitor device;
•	Worldwide market conditions and demand for sensor devices and other products we may continue to add as we move forward;
•	Our success in meeting targeted availability dates for our products and services;
•	Our ability to develop and commercialize new intellectual property and to protect existing intellectual property;
•	Our ability to maintain profitable relationships with our distributors, retailers and other resellers;
•	Our ability to maintain an appropriate cost structure;
•	Our ability to attract and retain competent, motivated employees;
•	Our ability to comply with applicable legal requirements throughout the world; and
•	Our ability to successfully manage litigation, including enforcing our rights, protecting our interests and defending claims made against us.

These factors are difficult to manage, satisfy and influence and we cannot provide any assurance that we will be able to generate significant demand for and sales of our products.

The Ubiquitor device could fail to gain traction in the marketplace for a number of reasons that would adversely impact our financial results and cause our investors to lose money.

Future rollout of the Ubiquitor entail numerous risks such as:

•	Any lack of market acceptance of the Ubiquitor;
•	Failure to maintain acceptable arrangements with product suppliers, particularly in light of lower than anticipated volumes;
•	Manufacturing, technical, supplier, or quality-related delays, issues or concerns, including the loss of any key supplier or failure of any key supplier to deliver high quality products on time;
•	Competition;
•	Potential declines in demand for sensor devices; and
•	Risks that third parties may assert intellectual property claims against our products.

In order to compete successfully, we must accurately forecast demand, closely monitor inventory levels, secure quality products, continuously drive down costs, meet aggressive product price and performance targets, create market demand for our brand and hold sufficient, but not excess, inventory.

Our Ubiquitor device greatly depends on the growth and adoption of the IoT market, and other next-generation internet and smartphone-based applications.

The Internet may ultimately prove not to be a viable commercial marketplace for IoT applications for a number of reasons, including:

•	unwillingness of consumers to shift to and use other such next-generation Internet-based, smartphone-assisted applications;
•	refusal to purchase our products and services;
•	perception by end-users with respect to the quality of our sensors in an industry historically dominated by wired sensors;
•	competition;
•	inadequate development of smartphone infrastructure to keep pace with increased levels of use; and
•	increased government regulations in a relatively unregulated marketplace.

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There is a risk that the market will not adapt to using the smartphone readout as a substitute platform for sensor devices, causing our products to fail in the marketplace.

There is a risk that the market will not receive the smartphone technology, which our Ubiquitor uses as one of the platforms for the readout of the data. The vast majority of products on the small sensor device market do not currently use smartphones to collect and analyze sensor data. There is no guarantee that using smartphone technology will cut production costs and be well received. If our platform using smartphone technology is not well received, there is a risk that device manufacturers will develop new monitoring and operating components that are incompatible with our current platform instead of developing the traditional sensors that are compatible with our technology. Updating our platform to stay compatible with new components could increase our costs unexpectedly.

Using wireless transmission technologies such as Wi-Fi and Bluetooth may create security risks.

There is also a risk of failure based on the wireless transmission of data used by our smartphone platform. If there is instability in a wireless network, Bluetooth sensor, or other network problems that are out of our control, our new platform may not be well received. Our smartphone platform relies on the wireless transmission of data through Wi-Fi networks and Bluetooth sensors. These networks are often deemed less secure than a hard-wired network. The security of a wireless network is often out of our control. However, any breach of security could result in the market and sensor device manufacturers to fail to embrace our platform.

Our business involves the use, transmission and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm.

We may at times collect, store and transmit information of, or on behalf of, our clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts to protect this information, including through a cyber-attack that circumvents existing security measures and compromises the data that we store. If such unauthorized disclosure or access does occur, we may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed that would establish broader federal obligations with respect to data breaches. We may also be subject to claims of breach of contract for such unauthorized disclosure or access, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information, or a cyber-security incident involving data that we store, may result in the termination of one or more of our commercial relationships or a reduction in client confidence and usage of our services. We may also be subject to litigation alleging the improper use, transmission or storage of confidential information, which could damage our reputation among our current and potential clients and cause us to lose business and revenue.

Product liability associated with the production, marketing and sale of the Ubiquitor product, and/or the expense of defending against claims of product liability, could materially deplete our assets and generate negative publicity which could impair our reputation.

The production, marketing and sale of digital products have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. Since our Ubiquitor product is not currently available to sell to consumers, we do not believe that there are any substantial product liability risks, we are not legally required to, and currently do not have product liability insurance. We plan to obtain product liability insurance for our Ubiquitor product before we start selling it to third parties; however, we may not be able to obtain this insurance on acceptable terms or at all. Because we may not be able to obtain insurance that provides us with adequate protection against all or even some potential product liability claims, a successful claim against us could materially deplete our assets. Moreover, even if we are able to obtain adequate insurance, any claim against us could generate negative publicity, which could impair our reputation and adversely affect the demand for our products, our ability to generate sales and our profitability.  For the products we sell through Hydrofarm, we also do not carry product liability insurance. It is our management’s position that these handheld battery-operated products do not carry substantial product liability risk and to the extent there are any product liability risks, such risks are born by Hydrofarm, who does carry product liability insurance coverage for the products we provide to them and they sell to their customers. However, it is possible that we could face liability in a products liability lawsuit for manufacturing defects or defective design since we design or manufacture the products sold by Hydrofarm.

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Some of the agreements that we may enter into with manufacturers or distributors of our products and components of our products may require us:

•	to obtain product liability insurance; or
•	to indemnify manufacturers against liabilities resulting from the sale of our products.

If we are not able to obtain and maintain adequate product liability insurance, then we could be in breach of these agreements, which could materially adversely affect our ability to produce our products and generate revenues. Even if we are able to obtain and maintain product liability insurance, if a successful claim in excess of our insurance coverage is made, then we may have to indemnify some or all of our manufacturers or distributors for their losses, which could materially deplete our assets.

We may not be able to identify suitable acquisition targets or otherwise successfully implement a growth strategy reliant on mergers and acquisitions.

In order to expand our business, we hope to pursue mergers and acquisitions to acquire new or complementary businesses, services or technologies. We expect to continue evaluating potential strategic acquisitions of businesses, services and technologies. However, we may not be able to identify suitable candidates, negotiate appropriate or favorable acquisition terms, obtain financing that may be needed to consummate such transactions or complete proposed acquisitions. Any such future mergers and acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies, including, among other things, the difficulty of integrating the operations and personnel of the acquired companies; the potential disruption of the Company’s ongoing business; the inability of management to incorporate successfully acquired technology and rights into the Company’s services and product offerings; additional expense associated with amortization of acquired intangible assets; the maintenance of uniform standards, controls, procedures and policies; and the potential impairment of relationships with employees, customers and strategic partners.

Our growth strategy includes licensing our intellectual property, and we run the risk that a licensee could become a competitor.

As part of our growth strategy, we anticipate licensing our intellectual property. Licensing our intellectual property could potentially damage our business if a licensee becomes a competitor, especially once the statutory rights to our intellectual property have expired or the licensing arrangement with a licensee has terminated. A licensee could develop modifications of our intellectual property and choose to compete with us in the marketplace. Litigation may be necessary to protect our rights to our intellectual property. Even if we are successful, litigation could result in substantial costs and be a distraction to our management team. If we are not successful, we could lose valuable intellectual property rights.

Product defects could result in costly fixes, litigation and damages.

Our business exposes us to potential product liability risks that are inherent in the design, manufacture and sale of our products. If there are claims related to defective products (under warranty or otherwise), particularly in a product recall situation, we could be faced with significant expenses in replacing or repairing the product. For example, our filtration products or Ubiquitor devices obtain raw materials, machined parts and other product components from suppliers who provide certifications of quality which we rely on. Should these product components be defective and pass undetected into finished products, or should a finished product contain a defect, we could incur significant costs for repairs, re-work and/or removal and replacement of the defective product. In addition, if a dispute over product claims cannot be settled, arbitration or litigation may result, requiring us to incur attorneys’ fees and exposing us to the potential of damage awards against us.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Dr. Wang lacks extensive public company experience. Our CEO is ultimately responsible for complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company.

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Our officers, directors, consultants and advisors may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Another example of a conflict of interest is so called “self-dealing” transactions. If a conflict-of-interest transaction is negotiated and approved, in a manner that approximates arm’s-length negotiations, the transaction is accepted unless a shareholder proves in court that the transaction is not entirely fair to the company or its shareholders. The burden is on the shareholder to show lack of entire fairness. A self-dealing transaction is considered invalid if challenged, unless the interested director proves in court that the transaction is entirely fair to the company. The burden is on the director to show entire fairness.

If, as a result of before mentioned conflicts, we are deprived of business opportunities or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected. If our audit committee becomes aware of such conflict of interests, we will take an immediate action to resolve it. Each conflict of interest will be handled by the Company based on the nature of the conflict and the individual involved in it.

We are not aware of any current or potential conflict of interests with our consultants or advisors.

We have concluded that we have not maintained effective internal control over financial reporting through the year ended December 31, 2018 and December 31, 2017. Significant deficiencies and material weaknesses in our internal control could have material adverse effects on us.

It is important for us to maintain effective internal control over financial reporting, which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information. If we are unsuccessful in implementing or following our remediation plan, we may not be able to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

In connection with the audit of our financial statements as of and for the years ended December 31, 2018 and 2017, we identified significant deficiencies in our internal control over financial reporting and a general understanding of U.S. GAAP. As such, there is a reasonable possibility that a misstatement of our financial statements will not be prevented or detected on a timely basis.

As we have thus far not needed to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes Oxley Act” or “SOX”), neither we nor our independent registered public accounting firm has performed an evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. In light of the deficiency, we believe that it is possible that certain control deficiencies may have been identified if such an evaluation had been performed.

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We are working to remediate the deficiencies or material weaknesses. We have taken steps to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses. Specifically:

•	We have hired a full-time controller and we will continue to evaluate the structure of the finance organization and add personnel and resources as needed;

•	we are implementing additional internal reporting procedures, including those designed to add depth to our review processes and improve our segregation of duties;

•	we are updating our systems so that we may collect the necessary information to enable us to more effectively monitor and comply with applicable filing requirements on a timely basis;

•	we are in the process of documenting, assessing and testing our internal control over financial reporting as part of our efforts to comply with Section 404 of the Sarbanes-Oxley Act.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take, and our efforts may not be successful in remediating the deficiencies or material weaknesses.

Our executive officers and directors collectively have the power to control our management and operations and have a significant majority in voting power on all matters submitted to the stockholders of the Company.

One of our Directors owns over 35.14% of the outstanding shares of our common stock as of the date of this reporting. Accordingly, Directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Management currently beneficially owns a majority of our outstanding common stock. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of our board of directors;
•	Removal of directors;
•	Amendment to the Company’s Articles of Incorporation or Bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Members of our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions.

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We are a smaller reporting company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The Company has deficiencies over financial statements recording in areas of recording revenue and expenses in proper cut off as well as proper classification of accounts. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The requirements of being a public company may strain our resources and distract our management.

We are required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements is time-consuming and may result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

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There is a very limited public (trading) market for our common stock and; therefore, our investors may not be able to sell their shares and the price of our common stock may fluctuate substantially.

Our common stock is listed on the over-the-counter exchange and is thinly traded. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, a few individual stockholders dominate our shares. The limited trading volume subjects the price of our common stock to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly and annual operating results;
•	changes in general economic conditions;
•	changes in technologies favored by consumers;
•	price competition or pricing changes by us or our competitors; and
•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

To date, there has been a limited public market for shares of our common stock, with limited trading. An active public trading market may not develop or, if developed, may not be sustained. The current market price of our common stock and any possible subsequent listing on another larger securities exchange, if and when we are successful in doing so, will be affected by a number of factors, including those discussed above.

An increase of free trading shares of our common stock could result in substantial sales of common stock on the open market which could cause our stock price to fall substantially.

In 2018, we registered 19,904,706 shares of our common stock for more than 300 shareholders, which is substantially more than the 9,939,613 shares of common stock that are currently free trading. Any increase in freely trading shares, or the perception that such shares will or could come onto the market could have an adverse effect on the trading price of the stock. No prediction can be made as to the effect, if any, that sales of these shares, or the availability of such shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities or impair our shareholders’ ability to sell on the open market.

Risks Related to this Offering and Ownership of Our Common Stock –

You could be diluted from our future issuance of capital stock and derivative securities.

As of November 22, 2019, we had 40,959,741 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce an investor’s or potential investor’s proportionate ownership and voting power.

15

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial shares of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.

In the future, we may issue our securities if we need to raise capital in connection with a capital raise or acquisitions. The number of shares of our common stock issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding shares of our common stock and have a dilutive effect on our shareholders which could have a material negative effect on our stock price.

Future sales of our common stock by existing stockholders could cause our stock price to decline.

If our existing stockholders sell substantial shares of our common stock in the public market, then the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock also could depress the market price of our common stock. There are currently 40,959,741 shares of our common stock outstanding, of which approximately 9,939,613 shares are currently unrestricted.

Certain existing holders of a majority of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. If the sales of these shares are registered, they will be freely tradable without restriction under the Securities Act. In the event such registration rights are exercised and a large number of shares of common stock are sold in the public market, such sales could reduce the trading price of our common stock.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Focus Universal Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Focus Universal Inc. will need to come through appreciation of the stock’s price.

There has been a limited trading market for our common stock to date and it may continue to be the case even once our common stock is listed on NASDAQ.

There has been limited trading volume in our common stock, which is currently quoted on the OTCQB and traded under the symbol “FCUV.” Once our shares of common stock are listed on NASDAQ, there may still be a limited trading market for our common stock. A lack of an active market may impair the ability of our stockholders to sell shares at the time they wish to sell or at a price that they consider favorable. The lack of an active market may also reduce the fair market value of our common stock, impair our ability to raise capital by selling shares of capital stock and may impair our ability to use common stock as consideration to attract and retain talent or engage in business transactions (including mergers and acquisitions).

Once our shares of common stock are listed on NASDAQ, we may not be able to maintain the continued listing standards.

NASDAQ requires companies to fulfill specific requirements in order for their shares to continue to be listed. There is no guarantee that our common stock will maintain NASDAQ continued listing standards and we may be delisted. If our common stock is delisted from NASDAQ, our shareholders could find it difficult to sell their common stock.

In the event that the shares of our common stock were to be delisted from NASDAQ, we expect that it would be traded on the OTCQB or OTCQX, which are unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or other national securities exchanges. Thus, a delisting from NASDAQ may have a material adverse effect on the trading and price of our common stock.

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If we are unable to maintain compliance with NASDAQ continued listing standards, including maintenance of at least $2.5 million of stockholders’ equity and maintenance of a $1.00 minimum bid price, our common stock may be delisted from NASDAQ.

There can be no assurances that we will be able to maintain our NASDAQ listing in the future. In the event we are unable to maintain compliance with NASDAQ continued listing standards and our common stock is delisted from NASDAQ, it could likely lead to a number of negative implications, including an adverse effect on the price of our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In the event of a delisting, we would take actions to restore our compliance with NASDAQ’s continued listing standards, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s continued listing requirements.

Focus Universal is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

Focus Universal is and will remain an “emerging growth company” until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Focus Universal has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Focus Universal is deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act.

For so long as Focus Universal remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. Focus Universal cannot predict if investors will find its shares of common stock less attractive because Focus Universal will rely on some or all of these exemptions. If some investors find Focus Universal’s shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If Focus Universal avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Focus Universal and may result in less investor confidence.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” Focus Universal meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Focus Universal is choosing to “opt out” of such extended transition period, and as a result, Focus Universal will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year.

However, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Risks Related to Our Acquisition of AVX

If we are unable to manage our anticipated post-acquisition growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations and addition of operating subsidiaries, new personnel may be required in all areas of our operations in order to continue to implement our post-acquisition business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our profitability.

Increasing competition within our industry could have an impact on our business prospects.

The IoT market is a growing industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours. Although our portfolio of products and related revenue stream sources are broad, increasing competition may have a negative impact on our profit margins.

The success of our smart home installation business will depend upon the efforts of management of our subsidiary AVX.

Although key personnel have remained with AVX following the business combination, we can offer no assurance that we will be able to retain them or effectively recruit new additional personnel. The departure of any key members of AVX’s management team could make it more difficult to operate AVX. Moreover, to the extent that we will rely upon their management team to operate AVX, we will be subject to risks regarding their managerial competence. Accordingly, we cannot assure you that our assessment of these individuals will prove to be correct and that they will have the skills, abilities and qualifications we expect.

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If we are unable to integrate the Ubiquitor device into the smart home installation business, we may not be able to distinguish ourselves in the segment and it could negatively affect our ability to operate in the competitive smart home installation industry.

The smart home installation business is a highly competitive market, and we have numerous competitors who are already well-established in the market. We expect our competitors to continue improving the design and performance of their products and to introduce new products that could be competitive in both price and performance. The reason we believe that we could become competitive in this market segment is because we anticipate integrating the Ubitquitor device into AVX’s smart home installations. However, there is no guarantee that we can integrate the Ubiquitor device into AVX’s smart home installations. If we are unable to integrate the Ubiquitor device into smart home installations, we will not be able to achieve the competitive price and performance we anticipate to achieve success in AVX’s future smart home installations. Alternatively, we may not be able to achieve a smart home installation at a cost-effective price that is sufficient to distinguish us from amongst the competition in this market segment.

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FOCUS UNIVERSAL INC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, such forward-looking statements contained in the sections “Description of Business,” “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	the uncertainty of profitability based upon our history of losses;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as a going concern;

•	risks related to our international operations and currency exchange fluctuations; and

•	other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Focus Universal” mean Focus Universal Inc. unless otherwise indicated.

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USE OF PROCEEDS

We estimate that we will receive gross proceeds of approximately $9,155,000 (or approximately $10,565,000 if the underwriter exercises in full its option to purchase up to 300,000 additional shares of common stock) based on the assumed public offering price of $5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated offering expenses payable by us.

A $1.00 increase or decrease in the assumed public offering price of $5.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease the expected net cash proceeds of the offering to us by approximately $1,880,000. An increase or decrease of 500,000 in the assumed number of shares of common stock sold in this offering would increase or decrease the expected net cash proceeds to us by approximately $2,350,000, assuming the public offering price of $5.00 per share.

We intend to use the net proceeds from the sale of the shares of common stock: (1) to conduct research and development into the Ubiquitor device transmitting new types of data across existing power cables and power line communications; (2) to manufacture and assemble more high-tech Ubiquitor devices (including purchase of specialty assembly tooling); (3) for marketing and business development and (4) for other general working capital and corporate purposes.

If management reasonably determines that the net proceeds from this offering would not be sufficient to meet the Company’s development plans and other working capital obligations after closing, management would re-evaluate and revise its current plans and/or seek other sources of financing, although management currently has no specific additional financing plans. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

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MARKET PRICE FOR OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our shares of common stock are not traded on a national exchange; rather, they are traded on the OTCQB marketplace under the symbol “FCUV.” On November 22, 2019, the closing bid price for one share of common stock was $5.00. On July 26, 2018, our Board of Directors approved the filing and we submitted an application in compliance with the NASDAQ rules and regulations to list and trade our Company’s securities on the NASDAQ Capital Market. As of the date of this prospectus, our Company’s securities are not listed on the NASDAQ Capital Market.

The following table sets forth for the indicated periods the high and low intra-day sales price per share for our common stock on the OTCQB for the four quarters of 2017, the four quarters of 2018 and the first three quarters of 2019.

	High	Low

2017: First Quarter	$3.57	$3.57
2017: Second Quarter	$3.57	$3.57
2017: Third Quarter	$3.57	$0.25
2017: Fourth Quarter	$2.49	$0.25

2018: First Quarter	$2.49	$2.49
2018: Second Quarter	$9.00	$2.49
2018: Third Quarter	$9.00	$6.00
2018: Fourth Quarter	$7.49	$6.00

2019: First Quarter	$7.40	$7.40
2019: Second Quarter	$7.40	$5.29
2019: Third Quarter	$7.40	$7.40
2019: Fourth Quarter	$5.00	$5.00

(b) Holders.

As of November 22, 2019, there were 401 record holders of 40,959,741 shares of the Company's common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Island Stock Transfer.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business. However, we cannot provide any assurance that we will or will not declare or pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

(d) Securities authorized for issuance under equity compensation plans.

On December 15, 2018, our Board of Directors presented the 2018 Equity Incentive Plan to the shareholders. On December 17, 2018, the holders of 63.051% of our issued and outstanding shares of common stock adopted a resolution by written consent adopting the 2018 Equity Incentive Plan. This plan reserves an aggregate of 10,000,000 shares of common stock of the Company, which provides for the payment of various forms of incentive compensation to employees, consultants, executives, and directors of the Company. The 2018 Equity Incentive Plan provides for the grant of the following types of stock awards: (i) incentive stock options; (ii) nonstatutory stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock unit awards; and (vi) other stock awards. Under the 2018 Equity Incentive Plan, a ten percent stockholder will not be granted an incentive stock option unless the exercise price of such option is at least one hundred and ten percent of the fair market value on the date of grant and the option is not exercisable after the expiration of five years from the grant date. The Board of Directors determines the vesting schedule of the grants with broad discretion. On August 6, 2019, each member of the Board was granted 30,000 options to purchase shares at $5.70 per share.

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CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2019 (unaudited), and as adjusted to give effect to the sale of the shares offered hereby and the use of proceeds, as described in the section titled “Use of Proceeds” above.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this information in conjunction with “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019.

	As of September 30, 2019
	Actual (unaudited)	Unaudited Pro forma

CASH	$2,759,909	$11,914,909

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.001 per share, 75,000,000 shares authorized, 40,959,741 and 42,959,741 shares issued and outstanding as of September 30, 2019 and shares issued and outstanding as adjusted.	40,959	42,959
Additional paid-in capital	13,516,559	22,669,559
Subscription receivable	–	–
Shares to be issued, common shares	35,455	35,455
Accumulated deficit	(5,823,460)	(5,823,460)
Total stockholders’ equity	$7,769,513	$16,924,513
Total capitalization	$7,769,513	$16,924,513

The preceding table does not include:

●	the exercise by the representatives of the underwriters of its option to purchase up to an additional 300,000 shares of common stock; and

●	210,000 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $5.70 per share

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DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share after giving effect to this offering.

The net tangible book value of our Company as of September 30, 2019 was $7,922,684 or approximately $0.19 per share of common stock (based upon 40,959,741 shares of common stock outstanding). Net tangible book value per share is determined by dividing the net tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

After giving effect to the issuance and sale in this offering of 2,000,000 shares of common stock at an assumed public offering price of $5.00 per share, the midpoint of the price rage set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value on September 30, 2019, would have been approximately $17,000,000, or $0.40 per share of common stock. This represents an immediate dilution in the as adjusted net tangible book value of $4.60 per share of common stock to investors purchasing our common stock in this offering.

The following table illustrates the range of immediate dilution to new investors:

Assumed public offering price per share	$5.00
Net tangible book value per share as of September 30, 2019	$0.19
Increase in net tangible book value per share attributable to new investors in this offering	$0.21
Pro forma as adjusted net tangible book value per share after this offering	$0.40
Dilution per share to investors in this offering	$4.60

The information above assumes that the underwriters do not exercise their over-subscription option. If the underwriters exercise their over-subscription option in full, the as adjusted net tangible book value will increase to $0.43 per share, representing an immediate increase to existing stockholders of $0.24 per share and an immediate dilution of $4.57 per share to new investors. If any shares are issued upon exercise of outstanding options or warrants, new investors will experience further dilution.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 42,959,741 shares outstanding as of September 30, 2019.

A $1.00 increase in the assumed public offering price would increase our as adjusted net tangible book value per share after this offering by $1,880,000 and decrease the dilution per share to investors purchasing shares by $0.04, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering would decrease our as adjusted net tangible book value per share after this offering by $1,880,000 and increase the dilution per share to investors purchasing shares by $0.05, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 100,000 share increase in the number of shares offered by us, at an assumed public offering price of $5.00 per share, the midpoint of the price rage set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value per share after this offering by $0.01 and would decrease the dilution per share to investors by $0.01, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Conversely, a 100,000 share decrease in the number of share offered by us, at an assumed public offering price of $5.00 per share, the midpoint of the price rage set forth on the cover page of this prospectus, would decrease our as adjusted net tangible book value per share after this offering by $0.01 and would increase the dilution per share to investors purchasing shares by $0.01, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If you purchase securities in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

On August 6, 2019, each director was granted options to purchase 30,000 shares at a strike price of $5.70 per share. Once exercised, there will be an additional 210,000 shares issued and outstanding, which will have an anti-dilutive effect on the intangible value per share.

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DESCRIPTION OF THE BUSINESS

Company Background

Focus Universal Inc. (the “Company,” “we,” “us,” or “our”) is a Nevada corporation that provides sensor devices and a wholesaler of various air filters and digital, analog, and quantum light meter systems. We plan to focus our future business on our universal smart instrumentation technology, which we are currently developing. Our universal smart instrumentation technology features a Universal Smart Instrumentation Platform (“USIP”), which we believe will replace the functions of thousands of traditional wired measurement and sensing instruments at a fraction of their current market prices. This technology addresses major limitations present in traditional hardware and represents a technological advancement in the Internet of Things (“IoT”) marketplace. We call our flagship USIP device the “Ubiquitor” because it can be used to measure and test a variety of electrical and physical phenomena such as voltage, current, temperature, pressure, sound, light and humidity—both wired and wirelessly.

The Company entered the residential and commercial automation installation service industry through the acquisition of AVX Design and Integration, Inc. (“AVX”) in March of 2019. AVX was established in 2000 with the goal of providing high-performance, easy-to-use Audio/Video, Home Theater, Lighting Control, Automation and Integration services for high-net-worth residential projects. We believe we can integrate our Ubiquitor device into the IoT installation business in both residential and commercial spaces and substantially reduce the costs of IoT installation as well as enhance IoT integration capabilities. We believe the Ubiquitor will be integral in our distributed shared universal smart home products, and we plan to have AVX install these products starting in the greater Los Angeles area.

Additionally, we are performing research and development on an electric power line communication technology and have filed three patents with the U.S. Patent and Trademark Office (“USPTO”) related to our Ubiquitor device and the design of a quantum PAR photo sensor. Eventually, we hope that power line communications technology can further enhance smart IoT installations powered by the Ubiquitor.

We are based in the City of Ontario, California, and were incorporated in Nevada in 2012. In December of 2013, we filed an S-1 registration statement that went effective on March 14, 2014. Since then our securities have been trading on the OTCQB Market.

Our website is www.focusuniversal.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

On October 21, 2015, Dr. Jennifer Gu and Dr. Edward Lee were appointed as directors of the Company. After such appointments, the Board of Directors consisted of Dr. Desheng Wang, Dr. Jennifer Gu and Dr. Edward Lee.

On April 2, 2018, Duncan Lee was appointed as the Chief Financial Officer of the Company.

On June 8, 2018, we announced the appointment of new board members of the Company, the majority of whom were independent: Sheri Lofgren, Sean Warren, Michael Pope, and Carine Clark. Our Board of Directors formed our Audit, Compensation, and Nominating Committees.

On July 26, 2018, our Board of Directors approved our submission of an application in compliance with the NASDAQ rules and regulations to list and trade our Company’s securities on the NASDAQ Capital Market. As of the date of this prospectus, our Company’s securities are not listed on the NASDAQ Capital Market.

On November 28, 2018, Sean Warren resigned as a member of the Board of Directors; and Greg Butterfield was appointed in his place. On December 1, 2018, Mr. Warren became a part-time consultant to the Company.

In late 2018, we purchased a manufacturing warehouse and office space addressed at 2311 E. Locust Court, Ontario, CA, 91761. The property consists of an industrial type, two-story building, with a total building area of 30,740 square feet. Ten thousand square feet will be utilized for office space; and 20,000 square feet will be utilized for warehouse space. The property includes 58 parking spaces. The purchase price for the property was approximately $4.62 million.

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On March 15, 2019, the Company entered into a stock purchase agreement with Patrick Calderone, the CEO and owner of AVX, whereby the Company purchased 100% of the outstanding stock of AVX (the “AVX Acquisition”) for $890,716. The purchase price was structured as follows: (1) $550,000 payable in cash at closing; (2) $290,716 payable in 39,286 shares of the Company’s common stock issued upon closing; and (3) $50,000 payable in the form of a secured promissory note at 6% interest over 12 months secured by six shares of AVX common stock. In connection with the AVX Acquisition, Patrick Calderone also entered into a consulting agreement with the Company pursuant to which he will offer consulting and training services during the 12-month period following the closing of the AVX Acquisition. Since AVX is an installer of smart home products, and since we anticipate that our Ubiquitor device is capable of enhancing smart home installations, we believe that this is an ideal acquisition that will allow us to test new applications and the integration capabilities of our Ubiquitor device in smart homes.

On November 15, 2019, Dr. Edward Lee resigned as President and was appointed to be the Chairman of the Board of Directors.

Our current products and services include:

Scientific Instrument Research, Development and Sales

Industry Background and Overview

We believe that we have the potential to grow in the instrument sensor industry. Instrument sensors are devices specifically designed and constructed for sensing and measuring physical variables that are useful in: (i) industrial operations; (ii) environmental, commercial and medical applications; (iii) research and development in a variety of industries; and (iv) the daily lives of electronics consumers, including smart home products. Currently, we believe that instrument sensors have important applications in the fields discussed above and in modern science, having applications in both the industrial and educational fields. In recent years, significant progress has been made in instruments and instrumentation systems. With the technological advancements of integrated circuits, digital instruments are becoming increasingly more compact and accurate. Key market players in the instrument sensor industry include Thermo Fisher Scientific, Danaher Corporation, Mettler Toledo, Metrohm USA, Hanna Instruments, Agilent Technologies, and Perkin Elmer.

Instrumentation is a significant industry that covers a variety of industry fields, including commercial, industrial, military, medical, healthcare, scientific and daily life. Although it is difficult to estimate its market value, research for the McKinsey Global Institute estimates that by 2025 IoT applications could have a total economic impact of $11.1 trillion per year.1 The IDC forecasts IoT spending will experience a compound annual growth rate (CAGR) of 13.6% over the 2017-2022 forecast period and reach $1.2 trillion in 2022.2 We believe the IoT is just a fraction of the instrumentation market.

Most modern instruments are digital; they are designed for measuring various physical quantities in objects and consist of the following functional components:

Traditional hardware-centered instrumentation systems are made up of multiple standalone instruments that are interconnected to carry out a determined measurement or control an operation. The multiple standalone instrumentation systems have fixed vendor-defined functionality, and the components that comprise the instruments are also fixed and permanently associated with each other. Different instruments provided by different vendors cannot be interoperated and interchanged. All software and measurement circuitry, packaged onto the traditional instrument, are provided with a finite list of fixed functionality using the instrument’s front panel. Standalone electronic instruments are very powerful, but are large, expensive and cumbersome. They also require a lot of power and often have excessive amounts of features that are not user friendly. Users generally cannot extend or customize them. The knobs and buttons on the instrument, the built-in circuitry, and the functions available to the user, are specific to the nature and purpose of the instrument.

________________

1 Manyika, J. & Chui, M. (2015, July) By 2025, Internet of things applications could have $11 trillion impact. Fortune. Retrieved from https://www.mckinsey.com/mgi/overview/in-the-news/by-2025-internet-of-things-applications-could-have-11-trillion-impact.

2 Torchia, M. & Shirer, M. (2018, June 18) IDC Forecasts Worldwide Technology Spending on the Internet of Things to Reach $1.2 Trillion in 2022. Retrieved from https://www.idc.com/getdoc.jsp?containerId=prUS43994118.

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Virtual instruments represent a fundamental shift from traditional hardware-centered instrumentation systems to software-centered systems that exploit the computing power, productivity, display, and connectivity capabilities of popular desktop computers, smartphones, mobile devices and workstations. The functionality of these standalone instruments can be implemented in a digital environment by using computers, plug-in data-acquisition boards, and support software to implement the functions of the system. The plug-in data acquisition boards enable the use of the interface of analog signals on a computer, and the software allows programming of the computer to look and function as an instrument. The major advantage of virtual instrumentation is its flexibility. Changing function simply requires a modification of the supporting software, whereas the same change in a traditional system may require adding or substituting a standalone instrument, which is both more difficult and more expensive. Virtual instruments also offer advantages in displaying and storing information. Computer displays can show more colors and allow users to quickly change the format of displaying the data that is received by the instrument.

Instrument interoperability and connectivity allow devices to communicate and work with other instruments manufactured by different vendors, in a manner that requires the user to have little or no knowledge of the unique characteristics of those instruments. Traditional instrumentation systems, including traditional hardware-centered systems and software-centered virtual systems, are specifically designed, constructed and refined to perform one or more specific tasks. When manufacturers develop these instruments, they naturally seek ways to differentiate their products from those of their competitors. Most of the instruments on the market today come with a variety of connectivity technologies and do not have the built-in firmware and software to support the connectivity and interoperability of instruments. Even instruments from different vendors within in the same class are largely not compatible. Despite industry efforts to introduce a standard for instrument driver software technology, such efforts did not address hardware obsolescence as each manufacturer had their own hardware and none were compatible. Accordingly, current applications are limited to large, expensive test and measurement instruments.

Universal Smart Technology

We define universal smart technology as commercial technology with an integrated platform, which provides a unique and universal solution for test and measurement instrumentation systems made up of off-the-shelf parts. We have developed a universal sensor node and gateway system that uses the data processing capabilities of a computer or mobile device to display readings of multiple probe modules.

Our universal smart instrumentation technology is an advanced software- and hardware-integrated instrumentation platform that uses a large-scale modular design approach. The large-scale modular design approach subdivides instruments into a foundation component, a USIP, and architecture-specific components (sensor modules), which together replaces the functions of traditional instruments at a fraction of their cost. The USIP has an open architecture, incorporating a variety of individual instrument functions, sensors and probes from different industries and vendors. The platform features the ability to connect potentially thousands of different sensors or probes, addressing major limitations present in traditional hardware. We believe the platform represents a technological advancement in the IoT marketplace by integrating large numbers of technologies, including cloud technology, wired and wireless communication technology, software programming, instrumentation technology, artificial intelligence, power line communication and sensor networking into a single platform. The result of such integration is circuit designs that are orders of magnitude smaller, cheaper, and faster than discrete integrated circuit components constructed from scratch.

The USIP, which covers up to 90% of the instruments currently manufactured, consists of universal and reusable hardware and software. The universal hardware in the USIP may be a smartphone, computer or any mobile device that includes a display and hardware controls or software control surfaces. Our Ubiquitor is designed to be the universal data logger that acts as a bridge between the universal hardware and sensor modules. We call our USIP device the “Ubiquitor” due to its ability to measure and test a variety of electrical and physical phenomena such as voltage, current, temperature, pressure, sound, light, and humidity—both wired and wirelessly.

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We have created and assembled prototype models of the Ubiquitor in limited quantities and plan to expand our assembly in 2020. Our prototype Ubiquitor utilizes a standard desktop computer with either MacOS or Windows OS or an Android- or iOS-based mobile device as a platform that communicates with a group of sensors or probes manufactured by different vendors in a manner that requires the user to have little or no knowledge of their unique characteristics. The data readout is displayed on the computer, smartphone, or tablet display in a program or application we have created for use with a Windows PC and are creating for use with a Mac. We are designing the application software (the “App”) to have a graphical representation of control and indicator elements common in real instruments, such as knobs, buttons, dials, and graphs, etc. Utilizing the Ubiquitor and the App, users and instrument manufacturers will be free to add, remove or change a sensor module for their special industrial or educational application without needing to create their own application software and design their own hardware. Our developers are designing and implementing a soft control touch screen interface that supports real-time data monitoring and facilitates instrument control and operation.

Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its App to full production and distribution. We anticipate that the sales and marketing involved with bringing the Ubiquitor to market will require us to hire a number of new employees in order to gain traction in the market. We intend to introduce the Ubiquitor in smart home installations to reduce costs and increase functionality, as well as implement the Ubiquitor device in greenhouses and other agricultural warehouses that require regulation of light, humidity, moisture, and other measurable scientific units required to create optimal growing conditions.

Our universal smart development protocol focuses not only on the design of the hardware and software modules but also on the design of the overall universal smart instruments system, guided by the structured, universal and modular principles. We will make our development open to industrial instrument manufacturers, software, and hardware developers.

Ubiquitor Universal Sensor Device

Our Ubiquitor device is a fully modular system with a universal sensor node and gateway system that uses a computer or mobile device as the output display module that displays the readings of various probe modules. We have completed an initial production run of prototype devices and intend to develop into full-scale production. The Ubiquitor’s sensor analytics system integrates event-monitoring, storage and analytics software in a cohesive package that provides a holistic view of the sensor data it is reading.

The physical hardware consists of:

1.	The sensor probes, which come in hundreds of different varieties of sensor instruments in the form of a USB stick, with both male and female ports; and

2.	The main hardware gateway, which is a small cell phone-sized device with integrated circuits.

We believe this device can connect up to 2,500 sensor instruments, and integrate data using embedded software to display the data and all analytics onto a digital screen (desktop or mobile displays) using a Wi-Fi connection. As disclosed in our patent application, we have already tested up to 256 sensor instrument readouts. Most types of probes can connect to the hardware. If the sensor size is bigger than the standard probe size, it is possible to simply use a USB cable to connect the probe and the hub. All data and analytics are displayed on a single screen, with tools that record and keep track of all measurements, and sort and display analytic information in easy to read charts.

The Ubiquitor is a general platform that collects data in real time, up to 100hz per second; and thus is intended to be adapted to many industrial uses.

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By using the smartphone as a substitute platform, we believe we could achieve the following efficiencies:

1.	Cut production costs. Smartphone technology will advance and become more widely used than the vast majority of products on the small sensor device market. By utilizing smartphone technology, the Ubiquitor will add superior functionality and performance, improve the product’s quality and cut production costs.

2.	Reduce the effort required to develop a new sensor product. With the Ubiquitor, we believe that there will be no need for device manufacturers to research and develop new monitoring and operating components because they will just need to develop new sensor heads based on our software technology.

3.	Reduce clutter. It is anticipated that the Ubiquitor could dispense with some of the hassle of connecting cables, since the Ubiquitor allows wireless transmission of sensor data and may allow wireless access to networks, such as a PLC network.

We have not yet started research and development of a second generation Ubiquitor device, but once we demonstrate the market for this product, we intend to begin such research and development. Currently our research and development is focused on concepts we can implement in the current generation Ubiquitor device.

Acquisition of AVX

On March 15, 2019, the Company completed a transaction with Patrick Calderone to purchase 100% of the outstanding stock of AVX, an IoT installation and management company based in southern California.

AVX was established in 2000 with the goal of providing high-performance, easy-to-use Audio/Video, Home Theater, Lighting Control, Automation and Integration services for high-net-worth residential projects. AVX believes in designing from the ground up by working with designers, builders and other integrators, and has become an expert in making all systems integrate, creating CAD and line drawings for all electronic sub-systems and as-built drawings for completed projects. AVX brings decades of experience in the design and installation of distributed music, media rooms and home theaters with an emphasis on convenient and easy-to-operate control systems. AVX’s portfolio of integrated home automation and commercial security products and services allows customers to remotely control, monitor and manage their homes and commercial spaces from any smart device.

AVX’s primary customer base is made up of high-end contractors, designers and homeowners. AVX also provides services to commercial clients. The company is certified with high-end smart automation vendors mostly consisting of Crestron and Control4 to install full solutions for residential and commercial projects. In addition, AVX’s employees work with some of the most reputable brands in audiovisual and home entertainment. AVX also works with some of the best telephone, internet, security and other service providers to provide a total solution for its customers.

With the hiring of our COO Ian Patterson and our Director of Marketing Devesa Sarria, AVX will take a multi-pronged approach to growing the current business while adding divisions that promote customer service, commercial work and the deployment of new technology, such as our Ubiquitor.

While certain AVX projects may in some cases take 2-4 years to complete, we will begin to focus on smaller-scale projects that can produce equal revenue through multiple short-term projects. To accomplish this, we will move into a lower home cost threshold and work with both commercial and residential developers to add our products and services into spec homes and luxury condo builds. We will also branch into commercial smart buildings and adding technologies into built facilities.

To successfully market AVX’s products and services, we will rebuild our website, adding large amounts of additional content as well as a more user-friendly project interface to ensure the prospective client gets a full picture of the services provided. We will also launch Google ad campaigns coupled with industry sales sites, such as Angie’s List and Home Advisor, as well as a full-scale social media campaign.

Furthermore, we intend to scale AVX to ensure that we can compete for a larger market share, reaching outside the Los Angeles area. This scaling will be achieved with the growth of staff as well as through future acquisition and mergers.

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We believe that integrating and applying our universal smart technology to the products and services currently offered by AVX will open up doors to introduce smart home technologies to an untouched market in middle class income brackets and neighborhoods, exponentially increasing our market share and revenue.  A universal smart centralized controller, combined with smart home sensor nodes, will replace almost all electronic controlling devices used in household electronics, including light and air conditioning, swimming pools, garage doors, sprinklers, motorized curtains, smoke detectors, carbon monoxide detectors, motion sensors, leak detectors, doorbells and surveillance cameras at a fraction of the cost. Successful launching of these products will also provide a strong case study for our universal smart technology. The AVX team will be responsible for the installation, integration and promotion of these products.

AVX currently services the Los Angeles market, primarily concentrating on residential projects. As of the date of this prospectus, AVX has several projects under contract at various stages of development. AVX plans to hire more technicians to handle the workload for new projects that are being negotiated. AVX also plans to expand its reach by diversifying its current marketing initiatives and increasing its operating and marketing budgets.

Strategy behind the AVX Acquisition

We believe that our Ubiquitor device could revolutionize the smart home market because there are so many applications that can be utilized in a smart home system, such as monitoring temperature, humidity, light, smoke, carbon monoxide levels, power usage and production, etc. In other words, all smart home products we install could share the same common universal central control in the Ubiquitor device. Currently, smart home installations consist of dozens of digital devices installed. If a smart home installation used a Ubiquitor, then the end user would only need to purchase one device to do all of the work of these digital devices. This will dramatically reduce the costs of smart home product installation.

Through our acquisition of AVX, we are planning to offer ordinary families an entire smart home product line at a fraction of the current market price. We have finished the design of smart lighting control, air conditioner, sprinkler, garden light control, garage door control and heating control. We are developing a swimming pool control device, smoke detector and carbon monoxide monitor. We believe these product lines could be completed within 6-12 months.

We plan to offer a complete line of smart products, designed by Focus Universal, and marketed and installed by AVX, in the $3,000 range. Where a family would likely choose not to put a $300,000 system in a $150,000 home, even if they could afford to do so, the same family could more easily welcome the product at the $3,000 price point. We believe smart home installation with the Ubiquitor product will include many more devices than the current systems offered by our competitors. By leveraging the integration of our new power line communication technology into the universal smart technology, the installation becomes much simpler and cost effective. Thus, we believe our system could reduce both product costs and installation costs.

Once successfully integrated, the Ubiquitor will be central to every smart home installation that AVX does. The Ubiquitor’s connectivity capabilities will allow for that system to be expanded in the future.

We hope to complete the design for the first hardware products, specifically, a surveillance camera and a doorbell, by the end of this year and believe we can begin to start installing these new shared distributed smart home products in the next few years. In another method to reduce costs, we plan to offer a zero down payment option for installation and charge a monthly subscription fee for these installations.

Notwithstanding the foregoing, should we be unable to successfully integrate the Ubiquitor into AVX’s smart home installations, the Ubiquitor will continue to be a flagship product of our Company that can be utilized for a variety of purposes in myriad other industries.

Other Traditional Handheld Meters

Filter and Handheld Meter Wholesaler

We are also a wholesaler of various digital, analog, and quantum light meters and filtration products, including fan speed adjusters, carbon filters and HEPA filtration systems. The global filtration market size was valued at $71.32 billion in 2018, growing at a CAGR of 4.9% through 2025 due to the rising amount of particulate matter owing to increasing pollution.3 We source these products from manufacturers in China and then sell them to a major U.S. distributor who resells our products directly to consumers through retail distribution channels.

3 Grand View Research, “Filters Market Size, Share & Trend Analysis Report by Product (Fluid, Ice, Air) by Application (Motor Vehicles, Consumer Goods, Utilities, Industrial, and Manufacturing), by Region and Segment Forecasts, 2019-2025.” July 2019. Available at: https://www.grandviewresearch.com/industry-analysis/filters-market (last accessed October 8, 2019).

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Specifically, we sell the following products:

Fan Speed Adjuster device. We provide a fan speed adjuster device to retailers and distributors. Designed specifically for centrifugal fans with brushless motors, our adjuster device helps ensure longer life by preventing damage to fan motors by adjusting the speed of centrifugal fans without causing the motor to hum. These devices are rated for 350 watts max, have 120VAC voltage capacity and feature an internal, electronic auto-resetting circuit breaker.

Carbon filter devices. We also sell two types of carbon filter devices to distributors. These Carbon filter devices are professional grade filters specifically designed and used to filter air in greenhouses that might be polluted by fermenting organics. One of these filters can be attached to a centrifugal fan to scrub the air in a constant circle or can be attached to an exhaust line as a single pass filter, which moves air out of the growing area and filters unwanted odors and removes pollens, dust, and other debris in the air. The other filter is designed to be used with fans from 0-6000 C.F.M.

HEPA filtration device. We provide an organic air high-efficiency particulate arrestance (“HEPA”) filtration device at wholesale prices to distributors and retailers. Manufactured, tested, certified, and labeled in accordance with current HEPA filter standards, this device is targeted towards greenhouses and grow rooms and designed to keep insects, bacteria, and mold out of grow rooms. We sell these devices in various sizes.

Digital light meter. We provide a handheld digital light meter that is used to measure luminance in fc units, or foot-candles. The meter we sell is designed to be full cosine corrected for the angular incidence of light (meaning if you are not holding the sensor perpendicular to the light source, the sensor will still read the light correctly). The meter has a built-in low battery indicator and is designed to accurately measure to 40,000 FC.

Quantum par meter. We provide a handheld quantum par meter used to measure photosynthetically active radiation (“PAR”). This fully portable handheld PAR meter is designed to measure PAR flux in wavelengths ranging from 400 to 700 nm. It is designed to measure up to 10,000 umol.

The Internet of Things

The Internet of Things (IoT) is a system of interrelated devices that are connected to a network, exchanging data without necessarily requiring human-to-machine interaction. Examples include smart factories; smart home devices and systems; medical monitoring devices and systems; wearable technology devices, for example, fitness trackers; and smart city infrastructures. IoT devices are often called “smart” devices. This is because IoT devices typically have sensors and complex data analysis programs. IoT devices collect data using sensors and offer services to the user based on the analyses of the data and according to user-defined parameters.

Gartner forecasts that 25 billion connected thins will be in use worldwide by 2021,4 and a new Business Insider Intelligence study predicts that the IoT market will grow to over $3 trillion annually by 2026.5 Global research projects the total installed base of IoT connected devices to amount to 75.44 billion worldwide by 2025.6

4 Gartner Identifies Top 10 Strategic IoT Technologies and Trends. Gartner, November 7, 2018. Available at: https://www.gartner.com/en/newsroom/press-releases/2018-11-07-gartner-identifies-top-10-strategic-iot-technologies-and-trends (last accessed October 4, 2019).

5 The Internet of Things 2019 Report. Business Insider Intelligence. Available at: https://store.businessinsider.com/products/the-internet-of-things-report (last accessed October 4, 2019).

6 Internet of Things (IoT) connected devices installed base worldwide from 2015 to 2025 (in billions). Statista Research Department, November 27, 2016. Available at: https://www.statista.com/statistics/471264/iot-number-of-connected-devices-worldwide/ (last accessed October 4, 2019).

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More specifically, the global industrial internet of things (IIoT) market, which we plan to enter, is expected to reach $949.42 billion by 2025, according to a new report by Grand View Research, Inc.7 The IIoT market is projected to expand at a CAGR of 29.4% during the forecast period.8 Rising demand for machine-to-machine systems, the need to contextualize the operation of technology data, and a preference for predictive maintenance are the factors anticipated to drive the IIoT market growth. Having realized that IIoT can help in drastically improving functional efficacies, several companies across the globe are implementing predictive maintenance techniques based on smart sensors and compatible software. Predictive maintenance can particularly aid in limiting equipment downtime and improving the safety of the environment in which the system operates. The plummeting prices of sensors and data analytics software are also encouraging enterprises to adopt IIoT technologies. As such, a growing focus on investing in digital literacy rather than in infrastructure and the subsequent growth in investments in the adoption of advanced analytics tools is turning out to be another emerging trend among manufacturing entities.

The IIoT market continues to evolve in line with the rising preference for cloud integration coupled with the continued adoption of state-of-the-art data analytics tools and smart sensors for facility and inventory management and optimization of logistics and supply chain using smart metering. The IIoT market for agriculture end use is expected to grow considerably as the use of IIoT technology for applications, such as managing of water and soil levels, operating drones for field monitoring, livestock monitoring, precision farming, and managing smart greenhouses, gains traction. However, concerns over technology integration, interchangeability, and interoperability are some of the factors expected to the restrain IIoT market growth over the forecast period.

Assuming a 2025 market size of 75.44 billion devices, the design and production efficiencies of products become critical. We believe every device on the market and the software required to operate it is designed from scratch. In addition, we believe none of the devices on the market are compatible, interchangeable or interoperable outside of, at best, a single manufacturer’s ecosystem. As a result, the communication among such devices is either non-existent or is extremely difficult to accomplish. Thus, up to now, we believe the IoT is still in the early stages of its development.

We believe that the collective approach of designing hardware and manual software from scratch is unable to satisfy the increasing demand of IoT devices. Because we believe the demand will sharply increase in the coming months and years, we plan to take a different approach. By integrating IoT device hardware and software design, we hope we will have created the concept of universal smart technology.

Universal smart technology generalizes the IoT hardware design by introducing a common reusable foundation component – our proprietary Ubiquitor device. We hope that the Ubiquitor will integrate components common to IoT devices, such as displays, communication mechanisms, universal smart instrument operating systems, and architecture-specific components (that is, sensor modules). The Ubiquitor and the sensor modules together perform the functions of IoT instruments, and this combination is designed to replace the traditional IoT instrument at a fraction of their current market prices.

Essentially, universal smart technology recognizes that devices across the IoT market, including those from differing manufacturer ecosystems and even standalone devices, have tremendous commonality. However, design choices outside of this commonality prevent interoperability. We are attempting to develop universal smart technology to offer a hardware and software platform that utilizes the commonality found across devices and ecosystems to create a standard foundation upon which any device manufacturer can offer customization. This foundation cuts both software and hardware development times dramatically, while still offering product customization to a great degree. Moreover, a designer or manufacturer may proceed with customization with the knowledge that the resulting product will interoperate with any other device or ecosystem that uses universal smart technology as a foundation.

7 Industrial IoT Market Size Worth $949.42 Billion By 2025 | CAGR: 29.4%. Grand View Research, June 2019. Available at: https://www.grandviewresearch.com/press-release/global-industrial-internet-of-things-iiot-market (last accessed October 4, 2019).

8 Id.

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Parallel to the above development, we also intend to develop a software auto-design technology. When sensor modules are plugged into the Ubiquitor, the user interface parameters saved at the sensor modules would be sent to the Ubiquitor. From the Ubiquitor, the user interface parameters may be sent to a universal display, such as a smartphone or a computer. A universal smart instrument operating system saved on the universal display would automatically generate the user interface within milliseconds instead of such a display requiring months or years of software development work. On the sensor side of the system, we intend to develop a software algorithm that may be programed along with, and integrated into, the hardware, as the hardware design progresses. As a result, an embedded coding hardware engineer would be able to design both sensor module hardware and the user interface. Thus, a dedicated software engineer for software development would no longer be needed. By utilizing the universal smart instrument operating system, the hardware engineer would only need to provide the user interface parameters, rather than code the entire user interface. This technology would significantly improve the efficiency of the software design process.

Integration of the universal hardware design, software auto-design and Focus’s proprietary power line communication technology (discussed in greater detail below) would offer a cost effective and feasible solution to the IoT world. We hope to build the pilot IoT system consisting of approximately 1,000 sensor nodes by the end of 2019. The preliminary case studies of our technology suggest that the predicted design cycle reduction and accompanying cost savings may be as much as an order of magnitude better than the traditional IoT counterpart.

Universal smart technology can make use of integrated circuits. An integrated circuit, sometimes called a chip or microchip, is a semiconductor wafer on which thousands or millions of tiny resistors, capacitors, and transistors are fabricated. An integrated circuit can function as an amplifier, oscillator, timer, counter, computer memory, or microprocessor. The impact of integrated circuits on our lives has been enormous. Integrated circuits have become the principal components of almost all electronic devices. These miniature circuits have demonstrated low cost, high reliability, low power requirements, and high processing speeds compared to the vacuum tubes and transistors that preceded them. Integrated circuit microcomputers are now used as controllers in equipment such as machine tools, vehicle operating systems, and other applications where hydraulic, pneumatic, or mechanical controls were previously used. Because integrated circuit microcomputers are smaller and more versatile than previous control mechanisms, they allow the equipment to respond to a wider range of input and produce a wider range of output. They can also be reprogrammed without having to redesign the control circuitry.

However, integrated circuits are simply hardware – they do not have a software component. With the development of integrated circuit technologies, any circuit that may be possibly integrated has been integrated. Because integrated circuits lack an inherent software component, hardware engineers have to code custom-embedded software into the integrated circuits. With universal smart technology, it is our intention that only our standardized hardware and software can be integrated into the componentry. The current custom design or design-from-scratch approach results in circuits designed by different vendors or different engineers being incompatible, noninterchangeable and noninteroperable. These issues limit the degree of integration among traditional integrated circuits to the component level. Because the custom designed traditional IoT devices lack common circuitries, the traditional IoT devices are only capable of simple machine-to-machine communications. They are not able to share any hardware and software. Communications among the traditional IoT devices from different vendors is very difficult.

By integrating the common universal smart instrument operating system and universal smart technology into the integrated circuit design, we believe the degree of integration can be improved from the component level to the device level. We intend that the integrated circuits based on universal smart technology can function as standard, universal, off-the-shelf items. Once designed, there is no further design work required. We believe our universal IoT devices, including both the universal smart technology hardware and software, are substantially completed; thereby completely eliminating the need to design from scratch. In fact, the final design of our sensor modules is all that is required for a new IoT device that uses 90% of the common foundation of universal smart technology. The 90% common foundation used and shared in the design of universal IoT devices would result in a huge cost savings. Integrating the 90% common foundation into a single integrated circuit would also significantly increase the production efficiency and reliability. The soldered components in the traditional IoT devices will show less reliability due to the use of many components. We are working on the integrated circuit design based on universal smart technology. We believe that the universal IoT based on our proprietary universal smart technology, supported by wireless technology, will offer a feasible and cost-effective solution to the current IoT bottleneck.

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Research and Development Efforts of Power Line Communication

Power Line Communication (“PLC”) is a communication technology that enables sending data over existing power cables. One advantage is that PLC does not require substantial new investment for its communications infrastructure, it utilizes existing power lines. These power lines form a distribution network that already penetrates in to every residential, commercial and industrial premises. Ideally, the power lines could be used to carry voice, data and video traffic. Given that the power grid is an established ubiquitous network, connectivity via PLC is potentially the most cost-effective, scalable interconnectivity approach for the internet of things. We believe PLC can be an integral part of our communication infrastructure for the IoT, which enables reliable, real-time measurements, monitoring and control. A large variety of appliances may be interconnected by transmitting data through the same wires that provide electrical energy.

Wireless networks allow multiple users to access large amounts of information without the hassle of running wires to and from each IoT device (See “Risk Factors” above). However, wireless networks are far from perfect; and there are a number of disadvantages that an individual or organization may face when using a wireless network. Thus, we hope that our proprietary power line communication technology could potentially offer a promising alternative to wireless networks.

PLC has been around for many years, leading some to believe that it is a mature technology. Current leaders in the industry include Siemens (Germany), Netgear (US), ABB (Switzerland), Ametek (US), Schneider Electric (France), General Electric (US), TP-Link Technologies (China), D-Link (Taiwan), Landis+Gyr (Switzerland), Nyx Hemera Technologies (Canada). Harsh electrical noise present on power lines and variations in equipment and standards make communications over the power grid difficult and present a number of fundamental challenges for data transfer. The primary design goal of the power line network is electric power distribution. It was not originally designed as a communication channel. Signals propagating along the power line are subjected to very large amounts of noise, attenuation, and distortion that make them erratic, with several attributes varying over time. PLC is susceptible to noise from devices linked to the power supply infrastructure, for example, fluorescent tube lights, drills, hair dryers, microwave ovens, computers, switch mode power supply, cellphone chargers, dimmers, refrigerators, televisions, washing machines, and vacuum cleaners. All the trials of PLC technology appear to have resulted in power companies and internet service providers deciding that the technology is mature, and, in its mature state, not viable as a means of delivering broadband internet access. The technological challenges have impeded, or even halted, progress.

We are performing research and development with the intention of inventing our own PLC technology that attempts to tackle two challenges: 1) overcoming interference caused by electronic noise on the power line system; and 2) bandwidth. Preliminary internal testing suggests that we have achieved noise rejection and interference suppression at five orders of magnitude better than the traditional PLC technology. This allows the communication range to increase from 100-200 meters to several kilometers, and the communication speed to also increase a factor of 100. Recently, during internal testing, we believe our technology shows robustness against noise and interference, with no detectable interference occurring when six industrial blowers, notorious for causing electrical noise, and a large air conditioning unit were connected to an electrical line passing a control signal. State of the art PLC technologies may offer sufficient bandwidth, but they cannot effectively deal with the interference of electric noise on the system. In our preliminary internal testing, we believe we have been able to increase bandwidth of 4 Mbits/s with the potential for more, while simultaneously effectively dealing with any interference. We have already begun design of a proprietary power line communication microchip and have set an intended launch date for 2020.

Since every room in residential and commercial structures already include multiple power outlets, the power line infrastructure represents an excellent network to share data among intelligent devices, specifically in the smart home installations that we are currently performing. Using PLC would mean that costly ethernet cable networks to carry network information could be eliminated, as the same signals may be carried on the existing power lines.

We plan to leverage the communications technology of PLC to enhance the Ubiquitor and make the Ubiquitor a central component of the smart home and gardening systems we are currently developing. The goal would be that our Ubiquitor would be used to send or receive control signals from a smart device, and control hundreds of devices in near real time. We intend to apply the same concept to commercial and industrial applications.

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Also, we plan to design a full line of products for the gardening industry by integrating the Ubiquitor device into a gardening system. The system would include a light control node, temperature sensor, humidity sensor, digital light sensor, quantum PAR sensor, pH sensor, total dissolved solids (“TDS”) sensor and carbon dioxide sensor design. We believe the combination of these sensors would offer the same features as a combination of dozens or even hundreds of different instruments in the gardening industry. The Ubiquitor would be used to replace these devices and could offer another case study of the effectiveness of the application of universal smart technology to such systems.

The development of universal smart instruments and the IoT have a considerable amount of overlap, with the only difference being the number of sensor nodes involved. We plan to take advantage of this overlap and unify universal smart instruments and the IoT into a single system, building the IoT infrastructure for both residential and commercial uses and charging monthly subscription fees. End users will be able to plug any peripheral devices into the power outlet and enjoy the IoT connectivity throughout their home.

Eventually, we hope to establish five divisions to bring our technology together: 1) AVX with new shared distributed smart home products powered by the Ubiquitor; 2) an IT division in software machine design; 3) Universal Smart Instrumentation; 4) power line communication; and 5) an IoT division.

Strategy

Strategy and Marketing Plan

The Company’s plan to market the USIP to industry first, including key growth industries such as indoor agriculture. Once the technology is established there, the core technologies of universality and interoperability through a readily available device, such as a mobile device or smartphone, may be ported to products specifically intended for a consumer/residential market. While industrial markets are large, the consumer/residential market is even larger. This two-phase approach will allow for continuous and increasing revenue growth. Moreover, during the industrial phase, the Company can test and refine products to ensure that they are ready for the consumer market. In future phases, we plan to bring in additional technologies to bear that are in the early phases of research and development now. These technologies will both advance and support these core technologies of phases one and two. Again, these technologies are targeted to both the industrial and consumer markets, so that both areas will experience continued revenue growth.

These additional technologies include:

•	Next-generation IoT technology. The Company is creating IoT technology that is based on the universal smart technology established by the sensors network discussed above; and

•	Anti-interference power line communication (PLC) technology. The Company is developing new PLC technology that overcomes the problems caused by the electrical noise present on power line communication systems. This new technology is in the form of a PLC receiver that can reject noise interference, which enables an acceptable signal-to-noise ratio to be achieved, even using a relatively weak signal.

We have designed, manufactured, marketed and distributed our electronic measurement devices, such as temperature humidity meters, digital meters, quantum PAR meters, pH meters, TDS meters, and CO2 monitors, for many years, creating a broad and loyal customer base. The universal smart technology has been applied to our existing traditional devices and demonstrated significant functionality improvement and hardware cost savings. We believe hardware cost reductions of up to 90% have been achieved. Promoting universal smart technology and universal smart IoT devices are the focus of our future business.

Our major marketing focus is promoting our universal smart technology, including both the hardware and software, to traditional instrument manufacturers.

Different markets require different strategies. We divided our customers into a few segments to determine what specific marketing technique will reach each targeted group and what each group needs.

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a)     Our existing customer:

To minimize the upfront cost of entering a market, we must choose our entry point carefully so as to find one that offers the least possible resistance, while at the same time opening doors into adjacent markets later on. It costs more to attract new customers than to retain and increase sales to our existing customer, Hydrofarm. Our universal smart instruments designed, developed and manufactured at current stage are targeting our existing customers. We have manufactured and distributed these traditional instruments for many years; however, we did not manufacture their corresponding controllers since all the research and development resources were focused on the development of universal smart technology.  The seven universal smart sensors have now been designed and manufactured.

Our current customer, Hydrofarm, is the largest distributor in the horticulture industry with roughly 50% of the market share in the U.S. horticulture industry.

All our current universal smart devices, including sensors and controllers, will be distributed to Hydrofarm. Smartphones can be used for display and control for all the sensors and controllers in the horticulture industry.   Having already developed all of the necessary sensors used in the gardening industry, including a light control node, temperature sensor, humidity sensor, digital light sensor, quantum PAR sensor, pH sensor, TDS sensor and carbon dioxide sensor, we hope to build a pilot IoT system for the gardening industry (consisting of approximately 1,000 sensor nodes and controllers) by the end of 2019. We also plan by the middle of 2020 to market our newly developed Ubiquitor device to Hydrofarm, who we hope will market the device to its customers.

b)     Online customers

We intend to use traditional and specialized E-commerce outlets to help with our brand awareness online. By analyzing Amazon’s data, we plan to determine which traditional instruments have high selling volume and at a sensible price point. We would then sell directly to the consumers and industrial end-users. Future research and development will focus on integration of the sensors into the universal smart instruments which have existing markets.

c)     Traditional controller and remote-control customers

Traditional controllers monitor and control their sensors through bi-directional communication implemented by hardware. The sensors or probes in controllers not only measure the physical environment but also give feedback to the input actuators that can make necessary corrections. They are expensive and require a corresponding monitor in which unidirectional communication is needed. For example, the traditional temperature meter may cost about $15 and a temperature controller may cost about $100. The wireless bi-directional communication supported by the smartphone or mobile device offers even bigger cost reduction in controller design and manufacturing. Traditional remote control is accomplished through hardware, with the proliferation of the smartphone, a lot of remote control applications can be replaced by the smartphone. Universal smart technology will also play an important role in the traditional control applications. Traditional controller users are one of highest profit margin customers of the universal smart technology.

d)     Special customers

For customers in which the instrument’s compatibility, interoperability and interchangeability, universality, upgradeability, expandability, scalability, and remote access ability are crucial, the universal wireless smart technology has several fundamental advantages over traditional instruments in terms of the hardware cost and functionality. End users not only enjoy the remote access of their sensors wirelessly but also save the cost of the hardware module which was replaced by the already purchased smartphone.

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e)     Traditional instruments manufacturers

We will first focus on our existing instruments and convert them into universal smart devices, then we will market them to our existing customers. This involves us not only turning our existing devices into universal smart devices but also upgrading our existing devices to their corresponding controllers and selling directly to our same customers.  We will continue transferring the traditional instruments to their corresponding universal smart ones and market them directly to the wholesalers. An inside sales team will be set up for the marketing work. There are roughly 30,000 different types of sensors or probes worldwide – too many for us to work on. We may consider simply selling the Ubiquitor directly to the instrument manufacturers and let them distribute it through their established platforms.

We are putting together an internal sales team with the proceeds from the offering in order to establish the marketing campaign for our sensor devices, including the Ubiquitor. We are also expanding the sales team for AVX because we believe that the Ubiquitor device will be integral to smart home installations.

We believe that universal smart technology will play a critical role for traditional industrial instrument manufacturers, as it is too expensive and difficult to develop industrial instrument sensors for medium or smaller companies or individual homes. The cost factor is the first consideration when deciding whether a company wants to develop universal smart technologies and implement them in their products.

Our goals over the next three years include:

•	Raise capital to move to full manufacturing and production for our Ubiquitor device;

•	Partner with manufacturers and promote the adoption of our Ubiquitor platform;

•	Acquire a stable market share of the sensor device market;

•	Continue performing research and development on power line communication technology;

•	Focus on building our smart home offerings so that we can reduce the cost of smart home implementation to focus on mass-production of smart home installation and implementation;
•	File additional patents to expand our intellectual property portfolio related to the many uses of our Ubiquitor device; and

•	File patents to protect our power line communication technique.

In order to achieve these goals, we intend to focus on the following initiatives:

•	Position the Ubiquitor product as the industry standard in universal sensor reading technology;

•	Establish strategic supply chain channels to facilitate efficient production operations; and

•	Communicate the product and service differentiation through direct networking and effective marketing.

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Growth Strategy

Growth through Mergers and Acquisitions

Mergers and acquisitions (“M&A”) represents a significant part of our growth strategy because M&A can fill business gaps or add key business operations without requiring us to wait years for marketing and sales cycles to materialize. We have used with our acquisition of AVX, and in the future hope to continue to use M&A to find and secure opportunities that will either: (i) achieve the objective of growth in our market segments; or (ii) provide an area of expansion that will add to the Company’s products and/or service lines in markets that we are currently not serving but could be if we had the appropriate expertise. The resulting combination of our existing products and services, adding new key personnel, and forming strategic partnerships through M&A will allow us to operate in new markets and provide new offerings to our existing market.

Acquiring key competitors may allow the addition of quality staff to our team. We hope these additions may include people with vast industrial knowledge, which can act as a catalyst to future growth. We will seek to target synergistic acquisitions in the same industry but in different geographic locations, which will allow us to actively compete on a regional or national scale in our IoT segment. If we target businesses in the same sector or location can hope to combine resources to reduce costs, eliminate duplicate facilities or departments, and increase revenue. We hope this will help us grow more quickly to maximize investor returns.

One of our key strategies to grow by acquisition is acquiring smaller businesses that focus on IoT installation technology (industrial or residential) and hopefully in the USIP or PLC industries.

Original Equipment Manufacturer (“OEM”) Engineering Consulting and Design Services

Universal smart technology is new to most electronic engineers and manufacturers. One way to promote our universal smart technology is to provide direct OEM engineering design consulting services to potential industrial customers. Direct, on-site consulting will educate our industrial consumers to understand the many ways our technology can be implemented in a variety of industrial capacities. We believe that we are well positioned to perform product design and perform engineering consulting services for any future OEM customers. We believe we can operate as a seamless extension of our customers’ engineering organizations and add scale, flexibility and speed to their design processes. We will not be able to offer such engineering consulting and design consulting services until the Ubiquitor is being produced and distributed. We believe that once the Ubiquitor is being produced and distributed, we will have hired and trained enough engineers to execute our consulting strategy. Due to the timeline for the Ubiquitor, we believe that the earliest we would feasibly be able to implement such consulting services would be the fourth quarter of 2020. We hope that through our engineering consulting services strategy that we will become our customers’ engineering partner at all stages of the design cycle so that we can effectively assist them in transforming ideas into production-ready products and accelerate time to market for our universal smart technology product segment.

Technology Licensing

We may also consider entering into licensing arrangements with our customers for our technology. We believe that once we educate our industrial consumers, that they may want to integrate our universal smart technology into their own technology through licensing agreements. We believe licensing our intellectual property may provide a revenue stream with no additional overhead, all while allowing us to retain proprietary ownership and creating long-term industrial consumers who rely on our products. By creating incentives, such as cost incentives, to license our IP rather than design their own technology, we believe potential customers could save design costs and create business development opportunities. Licensing may also allow us to rely on the expertise, capacity and skill of a licensee to commercialize our IP, which is especially valuable if we lack the infrastructure, financial resources and know-how to bring a product to market independently. We believe that licensing will not occur until the first quarter of 2021 due to the fact that we will need to have a team of our consulting engineers in place and working with any industrial consumers on product integration and will need time to establish such licensing agreements with potential customers.

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Distribution Method

We intend to engage in relationships predominantly with standard U.S. component manufacturers and similar electronics providers who will then ship the unassembled parts to our Ontario, California facility where we will assemble the Ubiquitor devices. Afterwards, we would distribute our Ubiquitor devices to distributors and retailers directly and also ship directly to traditional industrial instrument manufacturers. We have a sales department operating out of our Ontario, California office and eventually plan to open a second sales department in China dedicated to promoting our technologies to local instrument manufacturers who can utilize our Ubiquitor devices in their manufacturing and other processes. We intend to market the Ubiquitor to industrial end-users through Hydrofarm, through direct business to business sales channels and also directly to consumers via internet marketing distribution platforms. For our quantum light meters, and air filtration products, we rely solely on Hydrofarm to distribute to end-users through its distribution channels.

Raw Materials

The electronic components used in the Ubiquitor are common and can be easily purchased through a variety of suppliers with little advance notice. We predominantly use large-scale manufacturers in the United States such as Texas Instruments and Intel for the major components. Other key suppliers we could consider include Analog Devices, Skyworks Solutions, Infineon, STMicroelectronics, NXP Semiconductors, Maxim Integrated, On Semiconductor, Microchip Technology and others. Production and assembly lines are also available worldwide if we needed to outsource or increase our capacity, though we intend to complete our assembly in our Ontario, California facility. On October 1, 2018, we entered into an agreement with Beijing Hengnar Technology Development Co., Ltd. to develop certain infrared online gas analyzer products that detect O2, CO, CO2, H2, Nox, SF6 and other gases for our digital light meter and filtration business segment.

Manufacturing and Assembly

We have an assembly facility in Ontario where we assemble the Ubiquitor from raw materials sourced predominantly in the Unites States. Our quantum light meters and handheld sensors are also manufactured in our Ontario, California facility. Our air filtration products are manufactured and assembled in China by a third-party contract manufacturer, Tianjin Guanglee.

Competitors

Sensor Node Industry

There are several competitors we have identified in the sensor node industry, including traditional instruments or devices manufacturers such as Hanna Instruments or Extech Instruments.

Hach developed and launched the SC1000 Multi-parameter Universal Controller, a probe module for connecting up to 32 digital sensors or analyzers. However, their products are not compatible with smart phones yet; and we believe their price point is still prohibitive to consumers.

Monnit Corporation offers a range of wireless and remote sensors. Many of Monnit’s products are web-based wireless sensors that usually are not portable because of their power consumption. Also, the sensors’ real-time updates are slow; and we believe security of the web-based sensor data acquisition also may be a concern. In addition to purchasing the device, consumers usually have to pay a monthly fee for using web-based services.

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IoT Installation Industry

There are several companies that compete with AVX in smart home installations, including Vivint Smart Home, Creston and Control4. However, we believe we can distinguish ourselves from our competitors by offering a substantially lower price. An installation by Crestron ranges from $100,000 to $500,000 and Control4 ranges from $20,000-$40,000. The cheapest competitor is Vivint Smart Home, which costs less than $5,000 to install; however, we understand that the Vivint Smart Home focuses on their security system only and the user has no other smart applications, which our smart home product line would include.

Air Filtration Systems and Meter Products Industry

The air filtration system and meter products industry is a niche industry. The global industrial air filtration market was valued at $11.6 billion in 2018 and analysts expect it to register a CAGR of 6.7% from 2019 to 2025 because of the industrial need to control air quality across a range of industries.9 Air purification methods are an effective way to control contaminants and improve indoor air quality and as a result, many national and local governments overseeing indoor air quality and other emissions are enacting stricter workforce health and safety regulations in this area, which drives demand. One of our competitors, Donaldson Company, Inc., an air filtration company, announced in its SEC filings that on October 18, 2018 it acquired BOFA International LTD (“BOFA”), headquartered in the United Kingdom, for $98.2 million less cash acquired of $2.2 million. BOFA manufactures systems across a range of air filtration applications.

We are not trying to compete with traditional instruments or device manufacturers because we plan to utilize our Ubiquitor device in conjunction with our generic instrument’s smartphone application, which we believe will be a completely different product category.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

On November 4, 2016, we filed a U.S. patent application number 15/344,041 with the U.S. Patent and Trademark Office (“USPTO”). On March 5, 2018, we issued a press release announcing that the USPTO had issued an Issue Notification for U.S. Patent Application No. 9924295 entitled “Universal Smart Device,” which covers a patent application regarding the Company’s Universal Smart Device. The patent was granted on March 20, 2018.

Pursuant to recent research and development efforts, we recently received an issue notification from the USPTO for an application filed on June 2, 2017 that is a process for improving the spectral response curve of a photo sensor. The small and cost-effective multicolor sensor and its related software protected by the potential patent we believe could achieve a spectral response that approximates an ideal photo response to measure optical measurement. The patent was issued on February 26, 2019.

In addition, we have been awarded a notice of allowance for a patent from the USPTO for a patent application we filed on March 12, 2018 as application No. 15/925,400. The patent title is a “Universal Smart Device,” which is a universal smart instrument that unifies heterogeneous measurement probes into a single device that can analyze, publish, and share the data analyzed. The issue fee was paid on March 14, 2019.

9 Grand View Research, “Industrial Air Filtration Market Size, Share & Trends Analysis Report by Product, By End Use, By Region, and Segment Forecasts, 2019-2025” available at: https://www.grandviewresearch.com/industry-analysis/industrial-air-filtration-market (last visited, October 7, 2019).

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Research and Development Activities

During 2018 we spent a total of $221,510 on research and development activities. We estimate spending $280,000 on research and development over the course of 2019. As of September 30, 2019, we spent a total of $193,002 on research and development activities.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that impact issues specific to our business.

Employees

As of the date of this Registration Statement we have twenty-one full-time employees and one part-time employee. The Company’s Chief Executive Officer and Secretary is Dr. Desheng Wang, and our Chief Financial Officer is Duncan Lee. Our officers and directors are responsible for planning, developing and operational duties, and will continue to be so throughout the early stages of our growth. Our thirty full-time employees are working in the warehouse orchestrating the development and distribution of our sensor devices as well as our filters.

Legal Proceedings

We are not a party to any legal proceedings.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Exchange Act. We are subject to disclosure filing requirements including filing Form 10-K annually and Form 10-Q quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549.

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this prospectus and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

Narrative Description of the Business

Focus Universal Inc. (the “Company,” “we,” “us,” or “our”) is a Nevada corporation that provides sensor devices and a wholesaler of various air filters and digital, analog, and quantum light meter systems. We plan to focus our future business on our universal smart instrumentation technology, which we are currently developing. Our universal smart instrumentation technology features a Universal Smart Instrumentation Platform (“USIP”), which we believe will replace the functions of thousands of traditional wired measurement and sensing instruments at a fraction of their current market prices. This technology addresses major limitations present in traditional hardware and represents a technological advancement in the Internet of Things (“IoT”) marketplace. We call our flagship USIP device the “Ubiquitor” because it can be used to measure and test a variety of electrical and physical phenomena such as voltage, current, temperature, pressure, sound, light and humidity—both wired and wirelessly.

The Company entered the residential and commercial automation installation service industry through the acquisition of AVX Design and Integration, Inc. (“AVX”) in March of 2019. AVX was established in 2000 with the goal of providing high-performance, easy-to-use Audio/Video, Home Theater, Lighting Control, Automation and Integration services for high-net-worth residential projects. We believe we can integrate our Ubiquitor device into the IoT installation business in both residential and commercial spaces and substantially reduce the costs of IoT installation as well as enhance IoT integration capabilities. We believe the Ubiquitor will be integral in our distributed shared universal smart home products, and we plan to have AVX install these products starting in the greater Los Angeles area.

Additionally, we are performing research and development on an electric power line communication technology and have filed three patents with the U.S. Patent and Trademark Office (“USPTO”) related to our Ubiquitor device and the design of a quantum PAR photo sensor. Eventually, we hope that power line communications technology can further enhance smart IoT installations powered by the Ubiquitor.

For the nine months ended September 30, 2019 and the years ended December 31, 2018 and 2017, we generated significant amount of revenue from sales of a broad selection of agricultural sensors and measurement equipment which was the primary business for Perfecular Inc. and is now our primary business.

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Our current products include:

Scientific Instrument Research and Development and Sales

Engineers and scientists use instrumentation to observe, understand, and manage real-world data and phenomena, events, and processes related to their industries or areas of expertise. Instrumentation systems that we are researching and developing measure and control electrical signals, such as voltage, current and power, as well as, for example, temperature, pressure, speed, flow, volume, torque, light sensing, and vibration. Common general-purpose instruments in our market segment include, for example, voltmeters, signal generators, oscilloscopes, data loggers, spectrum analyzers, cameras, and temperature and pressure monitors and controllers. Systems that perform measurement and control can be generally categorized as test, measurement, and embedded systems.

A New Approach to Measurement and Sensing

We offer a different approach than what is currently on the market because our devices link handheld devices and sensors with common smartphone computing power through an application on the smartphone in both iOS and Android devices. Tapping into the computing power of a smartphone enables a standard measurement device to increase its capabilities.

We also offer an array of traditional handheld measurement and control meters through our wholesale distribution platform.

Filter and Handheld Meter Wholesaler

We are a wholesaler of various filtration products and digital meters. We source our products from manufacturers in China and then sell to a major U.S. distributor who resells our products directly to consumers through retail distribution channels. Specifically, we sell the following products:

Fan Speed Adjuster device. We provide a fan speed adjuster device to retailers and distributors. Designed specifically for centrifugal fans with brushless motors, our adjuster device helps ensure longer life by preventing damage to fan motors by adjusting the speed of centrifugal fans without causing the motor to hum. These devices are rated for 350 watts max, have 120VAC voltage capacity and feature an internal, electronic auto-resetting circuit breaker.

Carbon filter devices. We also sell two types of carbon filter devices to distributors. These Carbon filter devices are professional grade filters specifically designed and used to filter air in greenhouses that might be polluted by fermenting organics. One of these filters can be attached to a centrifugal fan to scrub the air in a constant circle or can be attached to an exhaust line as a single pass filter, which moves air out of the growing area and filters unwanted odors and removes pollens, dust, and other debris in the air. The other filter is designed to be used with fans from 0-6000 C.F.M.

HEPA filtration device. We provide an organic air high efficiency particulate arrestance (“HEPA”) filtration device at wholesale prices to distributors and retailers. Manufactured, tested, certified, and labeled in accordance with current HEPA filter standards, this device is targeted towards greenhouses and grow rooms and designed to keep insects, bacteria, and mold out of grow rooms. We sell these devices in various sizes.

Digital light meter. We provide a handheld digital light meter that is used to measure luminance in fc units, or foot-candles. The meter we sell is designed to be full cosine corrected for the angular incidence of light (meaning if you are not holding the sensor perpendicular to the light source, the sensor will still read the light correctly). The meter has a built-in low battery indicator and is designed to accurately measure to 40,000 FC.

Quantum par meter. We provide a handheld quantum par meter used to measure photosynthetically active radiation (“PAR”). This fully portable handheld PAR meter is designed to measure PAR flux in wavelengths ranging from 400 to 700 nm. It is designed to measure up to 10,000 umol.

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Ubiquitor Wireless Universal Sensor Device

Our Ubiquitor device is a fully modular system with a universal sensor node and gateway system that uses a computer or mobile device as the output display module that displays the readings of various probe modules. We have completed an initial production run of prototype devices and intend to develop into full-scale production. The Ubiquitor’s sensor analytics system integrates event-monitoring, storage and analytics software in a cohesive package that provides a holistic view of the sensor data it is reading.

The physical hardware consists of:

1.	The sensor probes, which come in hundreds of different varieties of sensor instruments in the form of a USB stick, with both male and female ports; and

2.	The main hardware gateway, which is a small cell phone-sized device with integrated circuits.

We believe this device can connect up to 2,500 sensor instruments, and integrate data using embedded software to display the data and all analytics onto a digital screen (desktop or mobile displays) using a Wi-Fi connection. As disclosed in our patent application, we have already tested up to 256 sensor instrument readouts. Most types of probes can connect to the hardware. If the sensor size is bigger than the standard probe size, it is possible to simply use a USB cable to connect the probe and the hub. All data and analytics are displayed on a single screen, with tools that record and keep track of all measurements, and sort and display analytic information in easy to read charts.

The Ubiquitor is a general platform that collects data in real time, up to 100hz per second; and thus is intended to be adapted to many industrial uses.

By using the smartphone as a substitute platform, we believe we could achieve the following efficiencies:

1.	Cut production costs. Smartphone technology will advance and become more widely used than the vast majority of products on the small sensor device market. By utilizing smartphone technology, the Ubiquitor will add superior functionality and performance, improve the product’s quality and cut production costs.

2.	Reduce the effort required to develop a new sensor product. With the Ubiquitor, we believe that there will be no need for device manufacturers to research and develop new monitoring and operating components because they will just need to develop new sensor heads based on our software technology.

3.	Reduce clutter. It is anticipated that the Ubiquitor could dispense with some of the hassle of connecting cables, since the Ubiquitor allows wireless transmission of sensor data and may allow wireless access to networks, such as a PLC network.

We have not yet started research and development of a second generation Ubiquitor device, but once we demonstrate the market for this product, we intend to begin such research and development. Currently our research and development is focused on concepts we can implement in the current generation Ubiquitor device.

Intellectual Property Protection

On November 4, 2016, we filed a U.S. patent application number 15/344,041 with the USPTO. On March 5, 2018, we issued a press release announcing that the USPTO published an Issue Notification for U.S. Patent Application No. 9924295 entitled “Universal Smart Device,” which covers a patent application regarding the Company’s Universal Smart Device. The patent was issued on March 20, 2018.

Pursuant to recent research and development efforts, we recently received an issue notification from the USPTO for an application filed on June 2, 2017 that is a process for improving a spectral response curve of a photo sensor. The small and cost-effective multicolor sensor and its related software protected by the potential patent we believe could achieve a spectral response that approximates an ideal photo response to take optical measurement. The patent was issued on February 26, 2019.

In addition, we have been notified that the USPTO published a notice of allowance for a patent application we filed on March 12, 2018 as application No. 15/925,400. The patent title is a “Universal Smart Device” which is a universal smart instrument that unifies heterogeneous measurement probes into a single device that can analyze, publish, and share the data analyzed. The issue fee was paid on March 14, 2019.

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Competitors

There are several competitors we have identified in the wireless sensor node industry, including traditional instruments or devices manufacturers such as Hanna Instruments and Extech Instruments.

Hach developed and launched the SC1000 Multi-parameter Universal Controller, a probe module for connecting up to 32 digital sensors or analyzers. However, their products are not compatible with smart phones yet; and we believe their price point is still prohibitive to consumers.

Monnit Corporation offers a range of wireless and remote sensors. Many of Monnit’s products are web-based wireless sensors that usually are not portable because of their power consumption. Also, the sensors’ real-time updates are slow; and we believe security of the web-based sensor data acquisition also may be a concern. In addition to purchasing the device, consumers usually have to pay monthly fees for using web-based services.

We are not trying to compete with traditional instruments or device manufacturers because we utilize our Ubiquitor device in conjunction with our generic instrument’s smartphone application, which we believe will be a completely different product category.

Market Potential

We believe that wireless universal smart technology will play a critical role for traditional instrument manufacturers, as it is too expensive and difficult to develop for medium or smaller companies. The cost factor is the first consideration when deciding whether a company wants to develop smart wireless technologies and implement them in their products or use them in their field testing. We also hope to play a role in academic laboratories, particularly with smaller academic laboratories who are sensitive to price.

Results of operations for the three months ended September 30, 2019 compared to the three months ended September 30, 2018.

Revenue, cost of sales and gross profit

Our consolidated gross revenue for the three months ended September 30, 2019 and 2018, was $332,170 and $139,102, respectively, which included revenue from related party of $7,300 and $0, respectively. Our consolidated cost of revenues for the three months ended September 30, 2019 and 2018, was $348,371 and $81,330, respectively, resulting in a gross profit (loss) of ($16,201) and $57,772 for the three months ended September 30, 2019 and 2018, respectively. The Company has been phasing out the sale of its older products while currently developing new products for sale.

Operating Costs and Expenses

The major components of our operating expenses for the three months ended September 30, 2019 and 2018 are outlined in the table below:

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018	Increase (Decrease) $
Selling expense	$93,904	$–	$93,904
Officer compensation	44,905	30,000	14,905
Research and development	66,282	58,930	7,352
Professional fees	399,650	157,013	242,637
General and administrative	269,961	155,676	114,285
Total operating expenses	$874,702	$401,619	$473,083

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Selling expense for the three months ended September 30, 2019 increased by $93,904. The Company did not have selling expense in 2018. In 2019, the Company acquired AVX. AVX incurred selling expenses for its operation. Selling expense incurred mainly from outside services and outside sales.

Officer compensation was $44,905 and $30,000 for three months ended September 30, 2019 and 2018, respectively. The increase is due the Company hiring a new COO to oversee the operation of AVX.

Research and development was $66,282 and $58,930 for the three months ended September 30, 2019 and 2018. Increase is mainly due to increase of research and development personnel salary.

Professional fees increased from $157,013 during the three months ended September 30, 2018 to $399,650 during the three months ended September 30, 2019, an increase of $242,637. The increase of professional fees is mainly due to services incurred for up listing legal and consultation fees, and stock options granted to the board of directors.

General and administrative expenses of $269,961 incurred during the three months ended September 30, 2019 primarily consisted of salaries of $99,412 and depreciation expense of $40,939. General and administrative expenses of $155,676 incurred during the three months ended September 30, 2018 primarily consisted of marketing fee of $45,625, salaries expense of $39,298, insurance expense of $22,750, and road show expenses of $18,425. The increase was mainly due to increased salaries and depreciation expense. The salaries increased due to additional employees from the acquired entity as well as additional employees hired. Depreciation expenses increased mainly due to acquired warehouse in September 2018.

Net Losses

During the three months ended September 30, 2019 and 2018, we incurred net losses of $882,675 and $342,530 respectively, due to the factors discussed above.

Results of operations for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018.

Revenue, Cost of Sales and Gross Profit

Our consolidated gross revenue for the nine months ended September 30, 2019 and 2018 was $995,245 and $247,434, respectively, which included revenue from related parties of $10,300 and $10,575, respectively. Revenue for the nine months ended September 30, 2019 increased $747,811 due to acquisition of AVX Design & Integration, Inc. which generated revenue of $548,875 for the period then ended. Our consolidated cost of revenues for the nine months ended September 30, 2019 and 2018 was $752,451 and $109,015, respectively, resulting in a gross profit of $242,794 and $138,419 for the nine months ended September 30, 2019 and 2018, respectively.

Operating Costs and Expenses

The major components of our operating expenses for the nine months ended September 30, 2019 and 2018 are outlined in the table below:

	For the Nine Months Ended September 30, 2019	For the Nine Months Ended September 30, 2018	Increase (Decrease) $
Selling expense	$183,570	$–	$183,570
Officer compensation	106,580	90,000	16,580
Research and development	193,002	166,719	26,283
Professional fees	971,789	720,910	250,879
General and administrative	619,131	360,728	258,403
Total operating expenses	$2,074,072	$1,338,357	$735,715

Selling expense for the nine months ended September 30, 2019 increased by $183,570. The Company did not have selling expense in 2018. In 2019, the Company acquired AVX. AVX incurred selling expenses for its operation. The increase is due to including selling expense from AVX from consolidation. Selling expense incurred mainly from outside services and outside sales.

Officer compensation was $106,580 and $90,000 for the nine months ended September 30, 2019 and 2018. The increase is due the Company hiring a new COO to oversee the operation of AVX.

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Research and development was $193,002 and $166,719 for the nine months ended September 30, 2019 and 2018. Increase is mainly due to increase of research and development personnel salary.

Professional fees increased from $720,910 during the nine months ended September 30, 2018 to $971,789 during the nine months ended September 30, 2019, an increase of $250,879. The increase of professional fees mainly resulted from legal, accounting and consulting expenses incurred related to the acquisition, annual audit, SEC filings, preparing for a listing on the NASDAQ Capital Market, and stock options granted to the board of directors.

General and administrative expenses of $619,131 incurred during the nine months ended September 30, 2019 primarily consisted of salaries of $252,261 and depreciation expense of $112,106. General and administrative expenses of $360,728 incurred during the nine months ended September 30, 2018 primarily consisted of market fee of $113,625, office rent of $26,025, salaries of $112,576, show expenses of $34,425, and insurance expenses of $22,956. The increase was mainly due to increased salaries and depreciation expenses. The salaries increased due to additional employees from the acquired entity as well as additional employees hired. Depreciation expenses increased mainly due to acquired warehouse in September 2018.

Net Losses

During the nine months ended September 30, 2019 and 2018, we incurred net losses of $1,820,002 and $1,641,641, respectively, due to the factors discussed above.

Liquidity and Capital Resources

Working Capital

	September 30, 2019	December 31, 2018
Current Assets	$3,080,972	$4,691,904
Current Liabilities	(337,625)	(211,976)
Working Capital	$2,743,347	$4,479,928

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the Nine Months Ended September 30, 2019	For the Nine Months Ended September 30, 2018
Net cash used in operating activities	$(1,077,666)	$(1,139,589)
Net cash used in investing activities	(770,793)	(4,524,944)
Net cash provided by financing activities	152,617	9,911,592
Net change in cash	$(1,695,842)	$4,247,059

Cash Flows from Operating Activities

Our net cash outflows from operating activities of $1,077,666 for the nine months ended September 30, 2019 was primarily the result of our net loss of $1,820,002, and changes in our operating assets and liabilities. Our net cash outflows from operating activities of $1,139,589 for the nine months ended September 30, 2018, was primarily the result of our net loss of $1,641,641 and changes in our operating assets and liabilities.

We expect that cash flows from operating activities may fluctuate in future periods as a result of a number of factors, including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

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Cash Flows from Investing Activities

The Company purchased a warehouse in September of 2018 and had some additional improvement on the building and acquired a company in March 2019 resulting a cash outflow from investment activities of $770,793 and $4,524,944 for the nine months ended September 30, 2019 and 2018, respectively.

Cash Flows from Financing Activities

Our net cash inflow from financing activities of $152,617 for the nine months ended September 30, 2019 was primarily from proceeds from acquisition. Our net cash inflows from financing activities of $9,911,592 for the nine months ended September 30, 2018 was primarily for the issuance of subscription receivable and common stock. The Company had a private placement in June 2018.

Going concern

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its mobile application to full production and distribution. For the nine months ended September 30, 2019, the Company had a net loss of $1,820,002 and negative cash flow from operating activities of $1,077,666. As of September 30, 2019 the Company also had an accumulated deficit of $5,823,460. These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing for the long-term development and commercialization of its Ubiquitor product.

Off Balance Sheet Arrangements

As of September 30, 2019, we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation SK.

For the year ended December 31, 2018 compared to the year ended December 31, 2017

Revenue, cost of sales and gross profit

Our consolidated gross revenue for the years ended December 31, 2018 and 2017 was $308,129 and $898,084, respectively, which included revenue form related party of $22,200 and $6,571, respectively. Our cost of consolidated cost of revenues for the years ended December 31, 2018 and 2017 was $137,897 and $726,252, respectively, resulting in a gross profit of $170,232 and $171,832 for the years ended December 31, 2018 and 2017, respectively.

Operating Costs and Expenses

The major components of our operating expenses for the years ended December 31, 2018 and 2017 are outlined in the table below:

	2018	2017	Increase (Decrease) $
Officer compensation	$120,000	$120,000	$–
Research and development	221,510	208,238	13,272
Professional fees	960,846	107,899	852,947
General and administrative	451,597	256,225	195,372
Total operating expenses	$1,753,953	$692,362	$1,061,591

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Officer compensation was $120,000 for years ended December 31, 2018 and 2017.

Research and development was $221,510 and $208,238 for the years ended December 31, 2018 and 2017.

Professional fees increased from $107,899 during the year ended December 31, 2017 to $960,846 during the year ended December 31, 2018, an increase of $852,947. The increase of professional fees mainly resulted legal, accounting and consulting expenses incurred related to the private offering, SEC filings, and preparing for a listing on the NASDAQ Capital Market.

General and administrative expenses of $451,597 incurred during the year ended December 31, 2018 primarily consisted of market fee of $175,983, salaries of $140,209, insurance expenses of $45,706, and depreciation expense of $27,993. General and administrative expenses of $256,225 incurred during the year ended December 31, 2017 primarily consisted of salaries of $147,182, and office rent of $51,117. The increase was mainly due to increased marketing fee, insurance expenses, and depreciation expenses.

Net Losses

During the years ended December 31, 2018 and 2017, we incurred net losses of $2,024,664 and $626,361 respectively, due to the factors discussed above.

Liquidity and Capital Resources

Working Capital

	December 31, 2018	December 31, 2017
Current Assets	$4,691,904	$476,985
Current Liabilities	(211,976)	(481,790)
Working Capital	$4,479,928	$(4,805)

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the year Ended December 31, 2018	For the year Ended December 31, 2017
Net cash used in operating activities	$(1,411,703)	$(445,673)
Net cash used in investing activities	(4,599,792)	–
Net cash provided by financing activities	10,072,848	500,000
Net change in cash	$4,061,353	$54,327

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Cash Flows from Operating Activities

Our net cash outflows from operating activities of $1,411,703 for the year ended December 31, 2018 was primarily the result of our net loss of $2,024,665, and changes in our operating assets and liabilities. Our net cash outflows from operating activities of $445,673 for the year ended December 31, 2017, was primarily the result of our net loss of $626,361 and changes in our operating assets and liabilities.

We expect that cash flows from operating activities may fluctuate in future periods as a result of a number of factors, including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

The Company purchased a warehouse in September of 2018 and had some additional improvement on the building, resulting a cash outflow from investment activities of $4,599,792. The Company did not incur any cash flow from investing activities for the year ended December 31, 2017.

Cash Flows from Financing Activities

Our net cash inflows from financing activities of $10,072,848 for the year ended December 31, 2018 was primarily from sale of common stocks through private placement. Our net cash inflows from financing activities of $500,000 for the year ended December 31, 2017 was from the issuance of a convertible promissory note.

Going concern

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its mobile application to full production and distribution. For the year ended December 31, 2018, the Company had net loss of $2,024,664 and negative cash flow from operating activities of $1,411,703. As of December 31, 2018, the Company also had an accumulated deficit of $4,003,458. These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing for the long-term development and commercialization of its Ubiquitor product.

Off-Balance Sheet Arrangements

As of December 31, 2018, we did not have any off-balance-sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation SK.

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MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this prospectus:

Name	Age	Position
Dr. Desheng Wang**	53	Chief Executive Officer, Secretary, and Director
Duncan Lee***	36	Chief Financial Officer
Dr. Edward Lee*	54	Director and Chairman of the Board of Directors
Dr. Jennifer Gu*	50	Director
Michael Pope****	39	Director (1)
Sheri Lofgren****	61	Director (1)
Carine Clark****	54	Director (1)
Greg Butterfield*****	58	Director (1)

____________________

*	Appointed director on October 21, 2015
**	Appointed director on December 29, 2014
***	Appointed officer on April 2, 2018
****	Appointed director on June 8, 2018
*****	Appointed director on November 28, 2018
(1)	Independent director

Each director serves until our next annual meeting of the stockholders or unless he or she resign earlier and serves until his or her successor is elected and qualified. At the present time, members of the Board of Directors are not compensated for their services to the board.

Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

Biographical Information Regarding Officers and Directors

Desheng Wang

Dr. Desheng Wang was appointed as Chief Executive Officer, Secretary, and has been a director since December 29, 2014. Dr. Wang has over 20 years of professional experience in mobile technology. Dr. Wang earned his bachelor’s degree from Hebei Normal University, Physics Department in 1985. In 1988, Dr. Wang earned his master’s degree from Dalian Institute of Chemical Physics at the Chinese Academy of Science in 1988. Dr. Wang earned his Ph.D. in Chemistry at Emory University in 1994. Dr. Wang served as a senior research fellow at California Institute of Technology from 1994-2011. Over the last five years, Dr. Wang has served as president of Vitashower Corporation and formerly as President of Perfecular Inc.

Edward Lee

Dr. Edward Lee was appointed President and director on October 21, 2015. On November 15, 2019, Dr. Lee resigned as President and was appointed as Chairman of the Board of Directors. Dr. Lee received his bachelor’s degree in Mathematics at Lanzhou University in 1983, received his master’s degree at University of Science and Technology of China in 1985 and earned his Ph.D. in Mathematics at University of Florida in 1991. Dr. Lee worked as an assistant professor at Tsinghua University in 1986 and National University of Singapore in 1992. Since 1996, Dr. Lee has served as CEO of AIDP, a leading supplier of dietary supplement ingredients, focusing on research & development and marketing and sales of proprietary ingredients like Magtein, KoACT, Predtic X, and Actizin. Dr. Lee is also serving as the Vice Chairperson of the American Chinese CEO Association. Dr. Lee is married to Jennifer Gu, a current director of Focus Universal.

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Duncan Lee

Duncan Lee was appointed as CFO on April 2, 2018. Mr. Lee is presently a licensed Certified Public Accountant. Mr. Lee graduated in 2006 with a bachelor’s degree in Accounting from the University of Southern California and has more than 11 years of experience with public company accounting and financial reporting with the SEC. Mr. Lee worked on the audit staff of the PCAOB accounting firm of Moore Stephens Wurth Frazer and Torbet LLP and then worked as a senior associate at the PCAOB accounting firm of Simon & Edward, LLP in Diamond Bar, CA. Since 2011, Mr. Lee has worked in-house as a staff accountant at a public company called E-world USA Holding, Inc. preparing their routine securities filings, including their 10-K and 10-Q filings. In addition to working with E-World USA Holding, Inc., in the past five years, Mr. Lee has also worked as an outside consultant CPA for other public companies.

Jennifer Gu

Dr. Jennifer Gu was appointed as a director on October 21, 2015. Dr. Gu earned her bachelor’s degree in Biology from University of Florida in 1990 and earned her Ph.D. in Experimental Pathology at University of California, Los Angeles in 1997. She also completed post-doctoral research at the California Institute of Technology in 2004. Since 2005, Dr. Gu served, and is still currently serving, as the Vice President of Research & Development at AIDP. Dr. Gu is married to Edward Lee, the current Chairman of the Board of Directors of Focus Universal.

Michael Pope

Michael Pope was appointed as a director of the Company on June 8, 2018. Mr. Pope has served as President of Boxlight Corporation (Nasdaq: BOXL), a global education technology provider since July 2015. He previously served as Managing Director of Vert Capital, a boutique private equity firm, and Chief Financial Officer and Chief Operating Officer for the Taylor Family. As a seasoned, global executive, Mr. Pope has led over 70 buy-side transactions and raised over $500 million in debt and equity financings. He brings specific experience with fundraising, investor relations, mergers and acquisitions, and corporate strategy. Mr. Pope holds an active CPA license and serves on the boards of various private and public organizations. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University.

Sheri Lofgren

Sheri Lofgren was appointed as an independent director of the Company on June 8, 2018. Ms. Lofgren has served as a financial consultant since March 2018. She served as Chief Financial Officer for Boxlight Corporation (Nasdaq: BOXL), a global education technology provider, from September 2014 to March 2018. She was Chief Financial Officer at Logical Choice Technologies, Inc., a distributor of interactive technologies to the education market, from 2005 to 2013. Ms. Lofgren is a Certified Public Accountant with extensive experience in financial accounting and management, operational improvement, budgeting and cost control, cash management and treasury, along with broad audit experience, internal control knowledge and internal and external reporting. She started her career with KPMG and then joined Tarica and Whittemore, an Atlanta based CPA firm, as an audit manager. Ms. Lofgren is a graduate of Georgia State University where she earned a B.A. in Business Administration – Accounting.

Greg Butterfield

Greg Butterfield was appointed as an independent director of the Company on November 28, 2018. Mr. Butterfield is the founder and Managing Partner of SageCreek Partners (“SCP”) a technology commercialization and consulting firm. Prior to starting SCP Mr. Butterfield served as the CEO of Vivint Solar, a leading full-service residential solar integrator. Before Vivint, Mr. Butterfield was the Group President for Symantec’s Server and Storage business units, responsible for a $4 Billion sector in the business. Mr. Butterfield joined Symantec through the company’s acquisition of Altiris in April 2007. At Altiris, he served as chairman of the board, President, and CEO. After joining Altiris in February 2000, he guided the company to eight consecutive years of positive revenue growth and profitability. In Mr. Butterfield’s first year with Altiris, annual revenues were $3 million; in 2007, annual revenues exceeded $300 million. Mr. Butterfield is widely credited as the driving force behind eleven acquisitions and navigated the company through a successful IPO in 2002 in spite of a notable economic downturn in the technology sector. The IPO was followed in August of 2003 with a successful secondary offering. Mr. Butterfield was invited to the 2006 World Economic Forum as a Technology Pioneer. He was also the winner of the 2002 Ernst and Young Entrepreneur of the Year award and served as the chairman of the board of the Utah Information Technology Association from 2003 to 2005. Mr. Butterfield received a Bachelor of Science in Business Administration (finance emphasis) from Brigham Young University.

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Carine Clark

Carine Clark was appointed as an independent director of the Company on June 8, 2018. Ms. Clark is a talented executive serving as president and CEO of four high-growth tech companies, specializing in helping companies scale from $10 million to $100 million or more. In March 2019, Ms. Clark was appointed to the board of directors of Domo, Inc. (NASDAQGM: DOMO) and is currently serving as a member of Domo’s compensation committee. Since 2017 she has served as an Executive Board Member of the Utah Governor’s Office of Economic Development and Silicon Slopes, a non-profit helping Utah’s tech community thrive. Prior to that, Ms. Clark served from January 2015 to December 2016 as the President and CEO of MartizCX. From December 2012 to December 2016, Ms. Clark served as the President and CEO of Allegiance, Inc. Her reputation as a data-driven marketing executive at Novell for 14 years, Altiris for five years, and Symantec for more than 10 years. She has received numerous awards including the EY Entrepreneur of The Year® Award in the Utah Region and Utah Business Magazine’s CEO of the Year. Ms. Clark earned a bachelor’s degree in organizational communications and an MBA from Brigham Young University.

Corporate Governance

Our Board of Directors currently consists of seven members. Our Chairperson of the Board of Directors is Dr. Edward Lee. Dr. Edward Lee, Dr. Desheng Wang and Dr. Jennifer Gu are the three members of our Board of Directors who are not independent directors. Michael Pope, Sheri Lofgren, Greg Butterfield, and Carine Clark are four members of our Board of Directors who are independent directors.

Director Attendance at Meetings

Our Board of Directors conducts its business through meetings of our Board of Directors, both in person and telephonic, and actions taken by written consent in lieu of meetings. During the year ended December 31, 2018, our Board of Directors held four meetings. All directors attended at least 75% of the meetings of our Board of Directors and of the committees of our Board of Directors on which they served during 2018.

Our Board of Directors encourages all directors to attend our annual meetings of stockholders unless it is not reasonably practicable for a director to do so.

Committees of our Board of Directors

Our Board of Directors has established and delegated certain responsibilities to its standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our external auditors, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with our independent registered public accounting firm the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, reviewing fees charged by our independent registered public accounting firm and reviewing any transactions between our Company and related parties. Our independent registered public accounting firm reports directly and is accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent registered public accounting firm and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent registered public accounting firm. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent registered public accounting firm. The rendering of any auditing services and all non-auditing services by the independent registered public accounting firm is subject to prior approval of the Audit Committee.

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The Audit Committee operates under a written charter. The Audit Committee is required to be composed of directors who are independent under the rules of the SEC and the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”).

The current members of the Audit Committee are directors Ms. Sheri Lofgren, the Chairperson of the Audit Committee, Mr. Michael Pope and Mr. Greg Butterfield, all of whom have been determined by the Board of Directors to be independent under the NASDAQ listing standards and rules adopted by the SEC applicable to audit committee members. The Board of Directors has determined that Mr. Sheri Lofgren qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes Oxley Act. The Audit Committee did not meet during 2018 and did not take any actions by written consent.

Compensation Committee

The primary duties and responsibilities of our standing Compensation Committee are to review, modify and approve the overall compensation policies for the Company, including the compensation of the Company’s Chief Executive Officer and other senior management; establish and assess the adequacy of director compensation; and approve the adoption, amendment and termination of the Company’s stock option plans, pension and profit sharing plans, bonus plans and similar programs. The Compensation Committee may delegate to one or more officers the authority to make grants of options and restricted stock to eligible individuals other than officers and directors, subject to certain limitations. Additionally, the Compensation Committee has the authority to form subcommittees and to delegate authority to any such subcommittee. The Compensation Committee also has the authority, in its sole discretion, to select, retain and obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. Moreover, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense.

The Compensation Committee operates under a written charter. All members of the Compensation Committee must satisfy the independence requirements of NASDAQ applicable to compensation committee members.

The Compensation Committee currently consists of directors Ms. Carine Clark, Mr. Greg Butterfield, and Mr. Sheri Lofgren. Ms. Carine Clark is the Chairperson of the Compensation Committee. Each of the Compensation Committee members has been determined by the Board of Directors to be independent under NASDAQ listing standards applicable to compensation committee members. The Compensation Committee did not meet during 2018 and did not take any actions by written consent.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, reviews and evaluates candidates to serve on the Board; reviews and assesses the performance of the Board of Directors and the committees of the Board; and assesses the independence of our directors. The Nominating and Corporate Governance Committee is also responsible for reviewing the composition of the Board’s committees and making recommendations to the entire Board of Directors regarding the chairpersonship and membership of each committee. In addition, the Nominating and Corporate Governance Committee is responsible for developing corporate governance principles and periodically reviewing and assessing such principles, as well as periodically reviewing the Company’s policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics.

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The Nominating and Corporate Governance Committee has adopted a charter that identifies the procedures whereby Board of Director candidates are identified primarily through suggestions made by directors, management and stockholders of the Company. We have implemented no material changes in the past year to the procedures by which stockholders may recommend nominees for the Board. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders that are submitted in writing to the Company’s Corporate Secretary in a timely manner and which provide necessary biographical and business experience information regarding the nominee. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria considered by the Nominating Committee, based on whether or not the candidate was recommended by a stockholder. The Board of Directors does not prescribe any minimum qualifications for director candidates, and all candidates for director will be evaluated based on their qualifications, diversity, age, skill and such other factors as deemed appropriate by the Nominating and Corporate Governance Committee given the current needs of the Board of Directors, the committees of the Board of Directors and the Company. Although the Nominating and Corporate Governance Committee does not have a specific policy on diversity, it considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. Absent other factors which may be material to its evaluation of a candidate, the Nominating and Corporate Governance Committee expects to recommend to the Board of Directors for selection incumbent directors who express an interest in continuing to serve on the Board. Following its evaluation of a proposed director’s candidacy, the Nominating and Corporate Governance Committee will make a recommendation as to whether the Board of Directors should nominate the proposed director candidate for election by the stockholders of the Company.

The Nominating and Corporate Governance Committee operates under a written charter. No member of the Nominating and Corporate Governance Committee may be an employee of the Company, and each member must satisfy the independence requirements of NASDAQ and the SEC.

The Nominating and Corporate Governance Committee currently consists of directors Mr. Greg Butterfield, who is the Chairperson of the committee, Mr. Michael Pope and Ms. Carine Clark. Each of the members of the Nominating and Corporate Governance Committee has been determined by the Board of Directors to be independent under NASDAQ listing standards. The Nominating and Corporate Governance Committee did not meet or take any actions by written consent during 2018.

Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full Board of Directors in the risk oversight process allows our Board of Directors to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our Board of Directors regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board of Directors is ultimately responsible for risk oversight, various committees of our Board of Directors oversee risk management in their respective areas and regularly report on their activities to our entire Board of Directors. In particular, the Audit Committee has the primary responsibility for the oversight of financial risks facing our Company. The Audit Committee’s charter provides that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our Board of Directors has also delegated primary responsibility for the oversight of all executive compensation and our employee benefit programs to the Compensation Committee. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

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We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board’s leadership structure provides appropriate checks and balances against undue risk taking.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under Item 5.05 of Form 8-K, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver. The Code of Business Conduct and Ethics provides that any waivers of, or changes to, the code that apply to the Company’s executive officers or directors may be made only by the Audit Committee. In addition, the Code of Business Conduct and Ethics includes updated procedures for non-executive officer employees to seek waivers of the code.

Director Independence

Our Company is governed by our Board. Currently, each member of our Board, other than Mr. Edward Lee, Mr. Desheng Wang, and Ms. Jennifer Gu, is an independent director; and all standing committees of our Board of Directors are composed entirely of independent directors, in each case under NASDAQ’s independence definition applicable to boards of directors. For a director to be considered independent, our Board of Directors must determine that the director has no relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent. In determining the independence of members of the Compensation Committee, NASDAQ listing standards require our Board of Directors to consider certain factors, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to the director, and (2) whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. Under our Compensation Committee Charter, members of the Compensation Committee also must qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The independent members of the Board of Directors are Michael Pope, Sheri Lofgren, Greg Butterfield, and Carine Clark.

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EXECUTIVE COMPENSATION

Compensation of Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during years ended 2018 and 2017 awarded to, earned by or paid to our executive officers.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-qualified Deferred Compensation Earnings	All Other Compensation	Totals
Position	Year	($)*	($)	($)	($)	(S)	($)	($)	($)
Edward Lee President and Director	2018	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0
Desheng Wang CEO, Secretary and Director	2018	120,000	0	0	0	0	0	0	120,000
	2017	120,000	0	0	0	0	0	0	120,000
Duncan Lee Chief Financial Officer	2018	20,000	0	0	0	0	0	0	20,000

Narrative Disclosure Requirement for Summary Compensation Table

Compensation

Edward Lee did not receive compensation for service provided as President (a position he resigned from on November 15, 2019). Dr. Wang entered into an employment agreement with the Company whereby the Company agreed to pay Dr. Wang a salary of $120,000 per year, payable monthly, for his services as Chief Executive Officer, effective as of November 1, 2018. We have not provided our other named executive officers with perquisites or other personal benefits. As of the date of this prospectus, no other officer or director has formally entered into any compensation arrangement for services provided under consulting agreements or employment agreements. Duncan Lee was hired in April 2018, and only received $20,000 of compensation during the 2018 year.

Retirement, Resignation, or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

Directors’ Compensation

The persons who served as members of our Board of Directors, including executive officers, did not receive any compensation for services as directors for 2017. As of the date of this prospectus, no director has formally entered into any compensation arrangement for services provided under consulting agreements or employment agreements.

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For our independent directors, Mr. Michael Pope received $10,000 cash compensation for 2018. Additionally, a company affiliated with Mr. Pope received $120,000 for advisory services. Ms. Sheri Lofgren received $12,500 cash compensation for 2018. Mr. Sean Warren, who has since resigned, received $50,000 total in cash compensation for 2018 for serving as a director and for consulting services after resigning as a director. Ms. Carine Clark received $10,000 cash compensation for 2018. Mr. Greg Butterfield received $5,000 cash compensation for 2018. As of the date of this prospectus, all directors have been issued 30,000 options per person pursuant to our 2018 Stock Option Plan and such options will vest over a period of one year. In 2019, all directors will be paid $20,000 cash, except for Sheri Lofgren, who will receive $25,000 for serving as the chair of the audit committee. Additionally, a company affiliated with Mr. Pope is anticipated to receive up to $120,000 for advisory services in 2019.

Option Exercises and Stock Vested

Previously, we did not have a stock option plan in place; therefore, there were no options issued, outstanding, exercised, or stock issued or vested as compensation during the years ended December 31, 2018 and 2017. On December 17, 2018, the Company adopted the 2018 Stock Option Plan (the “2018 Stock Option Plan”) whereby the Company reserved for issuance 1,000,000 shares of common stock and agreed that such shares shall, when issued and paid for in accordance with the provisions of the 2018 Stock Option Plan, constitute validly issued, fully paid and non-assessable shares of common stock.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not maintain any qualified retirement plans or non-qualified deferred compensation plans for its employees or directors.

Executive Officer and Board Member Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers and Board Members that were outstanding as of November 22, 2019.

Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested	Vested	Vested
Edward Lee Chairman	7,500	–	22,500	$5.70	August 6, 2029	–	–	–	–
Desheng Wang CEO, Secretary	7,500	–	22,500	$5.70	August 6, 2029	–	–	–	–
Duncan Lee CFO	–	–	–	–	–	–	–	–	–
Jennifer Gu	7,500	–	22,500	$5.70	August 6, 2029	–	–	–	–
Michael Pope	7,500	–	22,500	$5.70	August 6, 2029	–	–	–	–
Carine Clark	7,500	–	22,500	$5.70	August 6, 2029	–	–	–	–
Sheri Lofgren	7,500	–	22,500	$5.70	August 6, 2029	–	–	–	–
Greg Butterfield	7,500	–	22,500	$5.70	August 6, 2029	–	–	–	–

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 22, 2019: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of November 22, 2019, there were 40,959,741 shares of our common stock outstanding:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class

Named Directors and Executive Officers
Edward Lee	8,400,000		20.507%
Desheng Wang	14,392,400		35.137%
Duncan Lee	1,400		*
Jennifer Gu	–		–
Michael Pope	49,032	(3)	*
Sheri Lofgren	–		–
Greg Butterfield	–		–
Carine Clark	–		–
Directors and Executive Officers as a Group	22,842,832		55.644%

5% Shareholders
Desheng Wang	14,392,400		35.137%
Yan Chen	3,000,000		7.324%
Edward Lee	8,400,000		20.507%
All 5%+ Shareholders as a Group	25,792,400		62.968%

*less than 1%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 2311 East Locust Court, Ontario, CA 91761.
(2)	Applicable percentage of ownership is based on 40,959,741 shares of common stock outstanding on November 22, 2019.
(3)	Shares are held by a company affiliated with Mr. Pope.

Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days after the date of this prospectus, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days after the date of this prospectus, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our common stock is our only issued and outstanding class of securities eligible to vote.

As of November 22, 2019, there were 22,842,832 shares of common stock outstanding owned by our officers and directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $10,300 and $10,575 for the nine months ended September 30, 2019 and 2018, respectively, and $7,300 and $0 for the three months ended September 30, 2019 and 2018, respectively. Account receivable balance due from Vitashower Corp. amounted to $0 and $39,625 as of September 30, 2019 and December 31, 2018, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and other equity securities with the SEC on a timely basis.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Authorized and Issued Stock
	Number of shares at November 22, 2019
Title of Class	Authorized	Issued and Outstanding	Reserved
Common stock, par value $0.001 per share	75,000,000	40,959,741	-0-

Common Stock

As of November 22, 2019, 40,959,741 shares of our common stock were outstanding. The outstanding shares of our common stock are validly issued, fully paid, and non-assessable.

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable.

Options

The 2018 Stock Option Plan reserves for issuance 1,000,000 shares of common stock, such shares shall, when issued and paid for in accordance with the provisions of the 2018 Stock Option Plan, constitute validly issued, fully paid and non-assessable shares of common stock. To date, no shares have been issued under the 2018 Stock Option Plan.

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Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable

Promissory Note

The Company has an outstanding secured promissory note with Patrick Calderone, the founder of AVX, for $50,000 at 6% interest over 12 months, commencing on June 1, 2019, secured by six shares of AVX common stock.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition may be in the interest of our stockholders.

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Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors, and to discourage some types of transactions that may involve the actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our Company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. They also may have the effect of preventing changes in our management.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Listing

Our common stock is traded on the OTCQB under the trading symbol “FCUV.”

Transfer Agent

Our independent transfer agent is Island Stock Transfer. The address is 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

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UNDERWRITING

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with The Benchmark Company acting as the managing underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter, The Benchmark Company, referred to herein as the Representative, has agreed to purchase from us on a firm commitment basis, and we have agreed to sell to them, the number of shares of common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares
The Benchmark Company	[ * ]

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to 300,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of common stock.

Commissions and Expenses

The underwriting discounts and commissions are a cash fee equal to: (i) seven percent (7%) of the initial $7,500,000 in gross proceeds from the sale of securities in this offering and (ii) five percent (5%) of the gross proceeds from the sale of the securities in excess of $7,500,000 in this offering. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option. We have been advised by the Representative that the underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[●] per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $[●] per share to other dealers. After the Offering, the Representative may change the public offering price and other selling terms. We have also agreed to pay the Representative a non-accountable expense allowance equal to one (1%) percent of the gross proceeds received by the Company in this offering.

The following table summarizes the public offering price and underwriting discounts and commissions payable to the underwriters assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock.

	Per Share	Total Without Over-Allotment	Total With Over-Allotment
Public offering price	[ * ]	$[ * ]	$[ * ]
Underwriting discounts and commissions		$[ * ]	$[ * ]

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In addition, we have agreed to reimburse the Representative up to a maximum allowance of $95,000 for certain out-of-pocket expenses they incur in connection with this offering, including, but not limited to, filing offering materials with the Financial Industry Regulatory Authority (FINRA), “road show” expenses, costs of book-building, prospectus tracking and compliance software and the fees and disbursements of its counsel. We delivered to the Representatives, an advance of $20,000 against its reasonably anticipated out-of-pocket expenses, which shall be applied towards the maximum expense allowance and returned to us to the extent not offset by actual out-of-pocket expenses.

We estimate that the total expenses of the offering, including the advance, registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $190,000, all of which are payable by us.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We, all of our directors and executive officers, and holders of five percent (5%) or more of our outstanding securities (or securities convertible into shares of our common stock) have agreed that, for a period of six (6) months from the consummation of the offering, subject to certain limited exceptions, we and they will not directly or indirectly, without the prior written consent of the underwriter: (1) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock; (2) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations thereunder) with respect to any common stock or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of common stock, whether or not such transaction is to be settled by the delivery of common stock, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so; (3) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of common stock; or (4) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of common stock.

The underwriter may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

At least three business days before the effectiveness of any release or waiver of any of the restrictions described above with respect to an officer or director of the Company, the underwriter will notify us of the impending release or waiver and we have agreed to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.

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Other Agreements

After the filing of the registration statement in connection with this offering, if the Company elects to terminate the offering contemplated hereby and the engagement of the Representative due to a proposed or completed merger or acquisition transaction whereby the Company will be merged into or acquired by another company or entity (a “M&A Transaction”), the Representative shall have the right to serve as an investment banker and/or financial advisor to the Company and the Company agrees that it or the surviving entity or company will pay the Representative a cash fee equal to one percent (1%) of the aggregate consideration paid to the Company upon the consummation of the M&A Transaction.

The Representative shall allocate to Maxim Group LLC (“Maxim”) a fee equal to twenty-five percent (25%) of the Representative’s own “Net Profit” (defined as gross commissions, less any payments to third parties) from the offering for financial advisory services provided to the Company.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Public Offering Price

Prior to this offering, there has a limited public market for our common stock. The public offering price will be as determined through negotiations between us and the representative of the underwriters. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

•	the information included in this prospectus and otherwise available to the underwriter;

•	the valuation multiples of publicly traded companies that the underwriter believe to be comparable to us;

•	our financial information;

•	our prospects and the history and the prospectus of the industry in which we compete;

•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•	the present state of our development; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

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Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Ordinary Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters are expected to make offers and sales both in and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

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Hong Kong

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 622, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in China, and Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan, and the special administrative regions of Hong Kong and Macau.

Other Relationships

The underwriters and their respective affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. Except for services provided in connection with this offering, none of the underwriters have provided any financing, investment and/or advisory services to us during the 180 day period preceding the initial filing of the Registration Statement related to this offering, and as of the date of this prospectus, we do not have any agreement or arrangement with any of the underwriters to provide any of such services during the 90 day period following the effective date of the Registration Statement related to this offering.

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DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporation also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our amended and restated articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons. Article 9 of our amended and restated bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by our Company of expenses incurred or paid by such director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person of our Company in connection with the securities being registered in the registration statement of which this prospectus is a part, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by our Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Wilson Bradshaw & Cao, LLP, Irvine, California. Certain legal matters relating to this offering will be passed upon for the underwriters by Elenoff Grossman & Schole LLP.

EXPERTS

The financial statements included in this prospectus as of years ended December 31, 2018 and 2017 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither the named experts nor counsel own any shares of our common stock.

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ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our Company on our website, located at www.focusuniversal.com.

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FOCUS UNIVERSAL INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

FOCUS UNIVERSAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current Assets:
Cash	$2,759,909	$4,455,751
Accounts receivable	185,363	10,908
Accounts receivable - related party	–	39,625
Inventories, net	82,678	69,787
Other receivables	3,625	–
Prepaid expenses	49,397	115,833
Total Current Assets	3,080,972	4,691,904

Property and equipment, net	4,697,202	4,578,135
Operating lease right-of-use assets	137,880	–
Deposits	6,630	7,872
Intangible assets, net	128,479	–
Goodwill	162,572	–

Total Assets	$8,213,735	$9,277,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$214,588	$163,661
Accounts payable- related party	–	4,921
Other payable	–	7,210
Customer deposit	30,836	36,184
Lease liability, current portion	42,201	–
Promissory Note short term	50,000	–
Total Current Liabilities	337,625	211,976

Non-current Liabilities:
Lease, liability, less current portion	106,597	–

Total Liabilities	444,222	211,976

Contingencies	–	–

Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 40,959,741 and 40,907,010 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	40,959	40,907
Additional paid-in capital	13,516,559	12,956,486
Shares to be issued, common shares	35,455	72,000
Accumulated deficit	(5,823,460)	(4,003,458)
Total Stockholders' Equity	7,769,513	9,065,935

Total Liabilities and Stockholders' Equity	$8,213,735	$9,277,911

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

FOCUS UNIVERSAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue	$324,870	$139,102	$984,945	$236,859
Revenue - related party	7,300	–	10,300	10,575
Total revenue	332,170	139,102	995,245	247,434

Cost of Revenue	348,371	81,330	752,451	109,015

Gross Profit (loss)	(16,201)	57,772	242,794	138,419

Operating Expenses:
Selling expense	93,904	–	183,570	–
Compensation – officers	44,905	30,000	106,580	90,000
Research and development	66,282	58,930	193,002	166,719
Professional fees	399,650	157,013	971,789	720,910
General and administrative	269,961	155,676	619,131	360,728
Total Operating Expenses	874,702	401,619	2,074,072	1,338,357

Loss from Operations	(890,903)	(343,847)	(1,831,278)	(1,199,938)

Other Income (Expense)
Interest income (expense), net	(232)	1,317	836	(441,703)
Other income	8,460	–	10,440	–
Total other income (expense)	8,228	1,317	11,276	(441,703)

Loss before income taxes	(882,675)	(342,530)	(1,820,002)	(1,641,641)

Income tax expense	–	–	–	–

Net Loss	$(882,675)	$(342,530)	$(1,820,002)	$(1,641,641)

Weight Average Number of Common Shares Outstanding: - Basic and Diluted	40,959,741	40,855,049	40,945,807	36,720,480

Net Loss per common share: Basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.04)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

FOCUS UNIVERSAL INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(unaudited)

	Common stock		Additional Paid-In	Subscription	Shares to be issued	Accumulated	Total Stockholders'
Description	Shares	Amount	Capital	Receivable	Common Shares	Deficit	Equity

Balance - June 30, 2019	40,959,741	40,959	13,343,659	–	23,491	(4,940,785)	8,467,324

Common stock to be issued for services	–	–	–	–	11,964	–	11,964

Stock options issued for services	–	–	172,900	–	–	–	172,900

Net loss	–	–	–	–	–	(882,675)	(882,675)

Balance - September 30, 2019	40,959,741	$40,959	$13,516,559	$–	$35,455	$(5,823,460)	$7,769,513

	Common stock		Additional Paid-In	Subscription	Shares to be issued	Accumulated	Total Stockholders'
Description	Shares	Amount	Capital	Receivable	Common Shares	Deficit	Equity

Balance - June 30, 2018	40,644,319	$40,644	$12,487,370	$(6,267,360)	$457,377	$(3,277,905)	$3,440,126

Common stock issued for cash	3,473,181	3,473	6,074,632	–	–	–	6,078,105

Common stock issued for services	262,691	263	469,114	–	(429,377)	–	40,000

Common stock issued for subscription receivable	(3,473,181)	(3,473)	(6,074,630)	6,078,103	–	–	–

Net loss	–	–	–	–	–	(342,530)	(342,530)

Balance - September 30, 2018	40,907,010	$40,907	$12,956,486	$(189,257)	$28,000	$(3,620,435)	$9,215,701

F-4

FOCUS UNIVERSAL INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(continued)

	Common stock		Additional Paid-In	Subscription	Shares to be issued	Accumulated	Total Stockholders'
Description	Shares	Amount	Capital	Receivable	Common Shares	Deficit	Equity

Balance - December 31, 2018	40,907,010	$40,907	$12,956,486	$–	$72,000	$(4,003,458)	$9,065,935

Common stock issued for services	13,445	13	96,496	–	(96,509)	–	–

Common stock issued for acquisition	39,286	39	290,677	–	–	–	290,716

Common stock to be issued for services	–	–	–	–	59,964	–	59,964

Stock options issued for services	–	–	172,900	–	–	–	172,900

Net loss	–	–	–	–	–	(1,820,002)	(1,820,002)

Balance - September 30, 2019	40,959,741	$40,959	$13,516,559	$–	$35,455	$(5,823,460)	$7,769,513

	Common stock		Additional Paid-In	Subscription	Shares to be issued	Accumulated	Total Stockholders'
Description	Shares	Amount	Capital	Receivable	Common Shares	Deficit	Equity

Balance - December 31, 2017	34,574,706	$34,575	$1,871,618	$–	$–	$(1,978,794)	$(72,601)

Common stock issued for cash	5,647,780	5,648	9,877,969	–	–	–	9,883,617

Common stock issued for conversion of convertible debt and accrued interest	313,686	313	548,636	–	–	–	548,949

Common stock issued for services	262,691	263	469,114	–	(429,377)	–	40,000

Common stock issued for subscription receivable	108,147	108	189,149	(189,257)	–	–	–

Common Stock to be issued for services	–	–	–	–	457,377	–	457,377

Net loss	–	–	–	–	–	(1,641,641)	(1,641,641)

Balance - September 30, 2018	40,907,010	$40,907	$12,956,486	$(189,257)	$28,000	$(3,620,435)	$9,215,701

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

FOCUS UNIVERSAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net Loss	$(1,820,002)	$(1,641,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory reserve	3,601	39,088
Depreciation expense	112,107	1,635
Amortization of intangible assets	16,521	–
Amortization of right-of-use assets	48,569	–
Amortization of debt discount	–	336,713
Stock-based compensation	59,964	469,377
Stock option compensation	172,900	–
Changes in Operating Assets and Liabilities:
Accounts receivable	262,099	(52,772)
Accounts receivable – related party	39,625	(18,636)
Inventories	(5,210)	(47,083)
Other receivable	(3,625)	–
Prepaid expenses	68,914	(97,186)
Deposits	7,210	(8,162)
Accounts payable and accrued liabilities	(22,860)	(107,188)
Accounts payable related party	(4,921)	–
Other payable	(7,210)	18,000
Customer deposit	(5,348)	(31,734)
Net cash flows used in operating activities	(1,077,666)	(1,139,589)

Cash flows from investing activities:
Purchase of property and equipment	(4,517)	(4,524,944)
Cash paid for building improvement	(216,276)	–
Cash paid for acquisition	(550,000)	–
Net cash flows used in investing activities	(770,793)	(4,524,944)

Cash flows from financing activities:
Proceeds from acquisition	201,482	–
Payment on long term debt	(48,865)	–
Repayment of convertible notes	–	(548,949)
Shares issued for convertible notes	–	576,949
Proceeds from sale of common stock	–	3,805,488
Shares issued from subscription receivable	–	6,078,104
Net cash flows provided by financing activities	152,617	9,911,592

Net Change in Cash	(1,695,842)	4,247,059

Cash Beginning of Period	4,455,751	394,398

Cash End of Period	$2,759,909	$4,641,457

Supplemental non-cash financing activities
Shares issued to reduce notes payable	$–	$313,686

Supplemental Disclosures for Statement of Cash Flows:
Interest paid	$–	$–
Income tax paid	$–	$–

Supplemental Disclosures of Non-cash Investing and Financing Activities:
Promissory note issued for acquisition	50,000	–
Shares issued for acquisition	290,716	–

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-6

FOCUS UNIVERSAL INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1 – Organization and Operations

Focus Universal Inc. (“Focus”) was incorporated under the laws of the State of Nevada on December 4, 2012 (“Inception”). It is a universal smart instrument developer and manufacturer, headquartered in the Los Angeles, California metropolitan area, specializing in the development and commercialization of novel and proprietary universal smart technologies and instruments. Universal smart technology is an off-the-shelf technology utilizing an innovative hardware integrated platform. The Focus platform provides a unique and universal combined wired and wireless solution for embedded design, industrial control, functionality test, and parameter measurement instruments and functions. Our smart technology software utilizes a smartphone, computer, or a mobile device as an interface platform and display that communicates and works in tandem with a group of external sensors or probes, or both. The external sensors and probes may be manufactured by different vendors, but the universal smart technology functions in a manner that does not require the user to have extensive knowledge of the unique characteristics of the function of each of the sensors and probes. The universal smart instrument (the “Ubiquitor”) consists of a reusable foundation component which includes a wireless gateway (which allows the instrument to connect to the smartphone via Bluetooth and WiFi technology), universal smart application software (“Application”) which is installed on the user’s smartphone or other mobile device and allows monitoring of the sensor readouts on the smartphone screen. The Ubiquitor also connects to a variety of individual scientific sensors that collect data, from moisture, light, airflow, voltage, and a wide variety of applications. The data then sent through a wired or wireless connection, or a combination thereof to the smartphone or other mobile device and the data is organized and displayed on the smartphone screen. The smartphone or other mobile device, foundation, and sensor readouts together perform the functions of many traditional scientific and engineering instruments and are intended to replace the traditional, wired stand-alone instruments at a fraction of their cost.

Perfecular Inc. (“Perfecular”) was founded in September 2009 and is headquartered in Ontario, California, and is engaged in designing certain digital sensor products and sells a broad selection of horticultural sensors and filters in North America and Europe.

AVX Design & Integration, Inc. (“AVX”) was incorporated on June 16, 2000 in the state of California. AVX is an internet of things (“IoT”) installation and management company specializes high performance, easy to use Audio/Video, Home Theater, Lighting Control, Automation and Integration company. Services provided by AVX include full integration of houses, apartment, commercial complex, office spaces with audio, visual and control systems to fully integrate devices in the low voltage field. AVX’s services also include partial equipment upgrade and installation.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Focus and its wholly-owned subsidiaries, Perfecular Inc. and AVX Design & Integration, Inc. (collectively, the “Company”, “we”, “our”, or “us”). All intercompany balances and transactions have been eliminated upon consolidation. The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Perfecular Inc. and AVX Desing & Integration. Focus and Perfecular, collectively “the entities” were under common control; therefore, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50-45, the acquisition of Perfecular was accounted for as a business combination between entities under common control and treated similar to a pooling of interest transaction. On March 15, 2019, Focus entered into a stock purchase agreement with AVX whereby Focus purchased 100% of the outstanding stock of AVX. All significant intercompany transactions and balances have been eliminated.

F-7

Segment Reporting

The Company currently has two operating segments. In accordance with ASC 280, Segment Reporting (“ASC 280’), the Company considers operating segments to be components of the Company’s business for which separate financial information is available and evaluated regularly by Management in deciding how to allocate resources and to assess performance. Management reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. Accordingly, the Company has determined that it has two operating and reportable segments.

Asset information by operating segment is not presented as the chief operating decision maker does not review this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s condensed unaudited consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the accompanying consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.

The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include useful lives of property and equipment, useful lives of intangible assets, allowance for doubtful accounts, inventory reserves, debt discounts, valuation of derivatives, and the valuation allowance on deferred tax assets. The Company regularly evaluates its estimates and assumptions.

Cash

The Company considers all highly liquid investments with a maturity of three months or less to be cash. At times, such investments may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. There were no cash equivalents held by the Company at September 30, 2019 and December 31, 2018.

Accounts Receivable

The Company grants credit to clients that sell the Company’s products or engage in construction service under credit terms that it believes are customary in the industry and do not require collateral to support customer receivables. The accounts receivable balances are generally collected within 30 to 90 days of the product sale.

Allowance for doubtful accounts

The Company estimates an allowance for doubtful accounts based on historical collection trends and review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. As of September 30, 2019 and December 31, 2018 allowance for doubtful accounts amounted to $42,335 and $0, respectively.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by investing its cash with high credit quality financial institutions.

F-8

Inventory

Inventory consists primarily of parts and finished goods and is valued at the lower of the inventory’s cost or net realizable value under the first-in-first-out method. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. Inventory allowances are recorded for obsolete or slow-moving inventory based on assumptions about future demand and marketability of products, the impact of new product introductions and specific identification of items, such as discontinued products. These estimates could vary significantly from actual requirements, for example, if future economic conditions, customer inventory levels or competitive conditions differ from expectations. The Company regularly reviews the value of inventory based on historical usage and estimated future usage. If estimated realized value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value. As of September 30, 2019 and December 31, 2018, inventory reserve amounted to $68,566 and $53,501, respectively.

Property and Equipment

Property and equipment are stated at cost. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized. Depreciation is computed using the straight-line method. Estimated useful lives as follows:

Fixed assets	Useful life
Furniture	5 years
Equipment	5 years
Warehouse	39 years
Improvement	5 years
Construction in progress	-
Land	-

Long-Lived Assets

The Company applies the provisions of FASB ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Long-term assets of the Company are reviewed when circumstances warrant as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. Based on its review at September 30, 2019 and December 31, 2018, the Company believes there was no impairment of its long-lived assets.

Intangible Assets

The Company’s intangible assets were acquired from AVX. Amortization is computed using the straight-line method, and the Company evaluates for impairments annually. Estimated useful lives of intangible assets as follows:

Intangible assets	Useful life
Market related intangible assets	5 years
Customer relationships	5 years
Covenants-not-to-compete	2 years

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill with indefinite useful lives are tested for impairment at least annually at December 31 and whenever triggering events or changes in circumstances indicate its carrying value may not be recoverable. Assessment of the potential impairment of goodwill is an integral part of the Company’s normal ongoing review of operations. Testing for potential impairment of these assets is significantly dependent on numerous assumptions and reflects management’s best estimates at a particular point in time. The dynamic economic environments in which the Company’s businesses operate and key economic and business assumptions related to projected selling prices, market growth, inflation rates and operating expense ratios, can significantly affect the outcome of impairment tests. Estimates based on these assumptions may differ significantly from actual results. Changes in factors and assumptions used in assessing potential impairments can have a significant impact on the existence and magnitude of impairments, as well as the time in which such impairments are recognized. No impairments were recorded as of September 30, 2019 and December 31, 2018, respectively.

F-9

Share-based Compensation

The Company accounts for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock-Based Compensation. Stock-based compensation to employees consist of stock options grants and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant.

The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received.

The Company calculates the fair value of option grants utilizing the Black-Scholes pricing model and estimates the fair value of the stock based upon the estimated fair value of the common stock. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.

The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight- line basis over the requisite service period of the award.

Fair Value of Financial Instruments

The Company follows paragraph ASC 825-10-50-10 for disclosures regarding the fair value of its financial instruments and paragraph ASC 820- 10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•	Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 2 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

However, it is not practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Revenue Recognition

On September 1, 2018, the Company adopted ASC 606 – Revenue from Contracts with Customers using the modified retrospective transition approach. The core principle of ASC 606 is that revenue should be recognized in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled for exchange of those goods or services. The Company’s updated accounting policies and related disclosures are set forth below, including the disclosure for disaggregated revenue. The impact of adopting ASC 606 was not material to the Condensed Consolidated Financial Statements.

F-10

Revenue from the Company is recognized under Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

•	executed contracts with the Company’s customers that it believes are legally enforceable;
•	identification of performance obligations in the respective contract;
•	determination of the transaction price for each performance obligation in the respective contract;
•	allocation the transaction price to each performance obligation; and
•	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

•	Product sales – revenue is recognized at the time of sale of equipment to the customer.
•	Service sales – revenue is recognized based on the service been provided to the customer.

Cost of Revenue

Cost of revenue includes the cost of services, labor and product incurred to provide product sales, service sales and project sales.

Research and development

Research and development costs are expensed as incurred. Research and development costs primarily consist of efforts to refine existing product models and develop new product models.

Related Parties

The Company follows ASC 850-10 for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly Influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-11

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Income Tax Provision

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, the Company does not foresee generating taxable income in the near future and utilizing its deferred tax asset, therefore, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. There were no material deferred tax asset or liabilities as of September 30, 2019 and December 31, 2018.

As of September 30, 2019 and December 31, 2018, the Company did not identify any material uncertain tax positions.

Basic and Diluted Net Income (Loss) Per Share

Net income (loss) per share is computed pursuant to ASC 260-10-45. Basic net income (loss) per share (“EPS”) is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period.

 Diluted EPS is computed by dividing net income (loss) by the weighted average number of shares of stock and potentially outstanding shares of stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Due to the net loss incurred by the Company, potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented. The following potentially-dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

Nine months ended September 30,	2019	2018
Stock options	35,000	–
Total	35,000	–

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR. Based upon the review, other than described in Note 17 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-12

Note 3 –Recent Accounting Pronouncement

Recently Adopted Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016-02, Leases (Topic 842) (“Topic 842”), which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU 2018-10, Codification Improvements to Topic 842, Leases; ASU 2018-11, Targeted Improvements; and ASU 2019-01, Codification Improvements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of income.

The new standard was effective for the Company on January 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The Company adopted the new standard on January 1, 2019 and used the effective date as its date of initial application. Consequently, prior period financial information has not been recast and the disclosures required under the new standard have not been provided for dates and periods before January 1, 2019.

The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements, the latter not being applicable to the Company. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, it has not recognized ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. The Company also elected the practical expedient to not separate lease and non-lease components for all of its leases.

The Company believes the most significant effects of the adoption of this standard relate to (1) the recognition of new ROU assets and lease liabilities on its condensed consolidated balance sheet for its office operating leases and (2) providing new disclosures about its leasing activities. There was no change in its leasing activities as a result of adoption.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 4 – Going Concern

In August 2014, the FASB issued ACU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard requires management to assess the company’s ability to continue as a going concern. Disclosures are required if there is substantial doubt as to the company’s continuation as a going concern within one year after the issue date of financial statements. The standard provides guidance for making the assessment, including consideration of management’s plans which may alleviate doubt regarding the Company’s ability to continue as a going concern. ASU 2014-15 is effective for years ending after December 15, 2016. The Company has adopted this standard for the nine months ended September 30, 2019 and 2018.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its mobile application to full production and distribution. For the nine months ended September 30, 2019, the Company had net loss of $1,820,002 and negative cash flow from operating activities of $1,077,666. As of September 30, 2019 the Company also had an accumulated deficit of $5,823,460. These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances that the Company will be successful in obtaining an adequate level of financing for the long-term development and commercialization of its Ubiquitor product.

F-13

Note 5 – Inventories, net

At September 30, 2019 and December 31, 2018, inventories consisted of the following:

	September 30, 2019	December 31, 2018
Parts	$42,896	$44,974
Finished goods	108,348	78,314
Total	151,244	123,288
Less inventories reserve	(68,566)	(53,501)
Inventories, net	$82,678	$69,787

Note 6 – Property and Equipment

At September 30, 2019 and December 31, 2018, property and equipment consisted of the following:

	September 30, 2019	December 31, 2018
Warehouse	$3,789,773	$3,789,773
Land	731,515	731,515
Building Improvement	250,276	34,000
Construction in progress	–	31,677
Furniture and fixture	28,811	16,677
Equipment	127,051	6,029
Software	5,984	–
Total cost	4,933,410	4,609,671
Less accumulated depreciation and amortization	(236,208)	(31,536)
Property and equipment, net	$4,697,202	$4,578,135

Depreciation and amortization expense for the nine months ended September 30, 2019 and 2018 amounted to $112,106 and $1,635, respectively.

Note 7 – Intangible Assets, Net

The following table presents intangible asset balances at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Market related intangible assets	$50,000	$–
Customer relationships	90,000
Covenants-not-to-compete	5,000	–
Total cost	145,000	–
Less accumulated amortization	(16,521)	–
Intangible assets, net	$128,479	$–

Amortization expense for the nine months ended September 30, 2019 and 2018 was $16,521 and $0, respectively.

At September 30, 2019, the Company allocated and reclassified the intangible assets associated with the acquisition of AVX. As of September 30, 2019, the purchase price allocation is a preliminary and subject to change.

The estimated future amortization expense related to intangible assets is as follows:

Twelve months ending September 30,
2020	$30,500
2021	29,146
2022	28,000
2023	28,000
2024	12,833
Thereafter	–
$128,479

F-14

Note 8 – Promissory Note

On March 15, 2019, when the Company purchased AVX Design & Integration, Inc., the Company agreed to pay the seller according to a promissory note as part of the total consideration paid. The Company agreed to a promissory note for the principal amount of $50,000, with a fixed interest rate of 6% per annum payable in 12 equal monthly payments commencing on June 1, 2019. Subsequently, the Company has agreed with the prior owner for the balance of the note to be paid off in one full payment by the end of the term with interest calculated from the initial payment date through the date in which all amount due under the note is paid off. As of September 30, 2019, balance of the promissory note was $50,000 and the accrued interest has amounted to $1,000 for the nine months ended September 30, 2019.

Note 9 – Related Party Transactions

Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $10,300 and $10,575 for the nine months ended September 30, 2019 and 2018, respectively, and $7,300 and $0 for the three months ended September 30, 2019 and 2018, respectively. Account receivable balance due from Vitashower Corp. amounted to $0 and $39,625 as of September 30, 2019 and December 31, 2018, respectively.

Compensation for services provided by the President and Chief Executive Officer for the nine months ended September 30, 2019 and 2018 amounted to $90,000 and $90,000, respectively and three months ended September 30, 2019 and 2018 amounted to $30,000 and $30,000, respectively.

Note 10 – Business Concentration and Risks

Major customers

One customer accounted for 25% and 22% of the total accounts receivable as of September 30, 2019 and December 31, 2018, respectively.

Major vendors

One vendor accounted for 51% and 95% of total accounts payable at September 30, 2019 and December 31, 2018, respectively.

Note 11 – Commitments and Contingencies

On April 24, 2017, the Company entered into a two-year industrial/commercial lease within a larger multi-tenant industrial complex with Walnut Park Business Center, LLC. The Company leased a 2,800-square foot warehouse with a 1,400-square foot office space inside which allowed for assembly of products as well as efficiently run its administrative operations in the same building. The lease commenced on May 1, 2017 and ended on April 30, 2019. Rent was $3,500 per month until May 1, 2018 when rent increased to $3,605 per month. The warehouse is located at 820511 East Walnut Drive North, Walnut, California. The Company purchased a warehouse in Ontario, California in September 2018 and subleased the Walnut location to a third party. The Company was no longer obligated to pay for Walnut’s lease when the leases terminated on April 30, 2019. The Company subleased the Walnut location to a third party beginning October 15, 2018 and terminated on April 30, 2019 when the lease ended. The sublease tenant paid $7,210 as security deposit, shown as other payable in current liability. Total rent expense was $ 26,025 for the nine months ended September 30, 2018.

Note 12 – Operating Lease Right-of-use Assets and Operating Lease Liability

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded a right-of-use asset.

The Company has one lease agreement and the lease is classified as operating at inception of the lease. The lease results in the recognition of ROU asset and lease liabilities on the balance sheet. ROU asset and operating lease liabilities are recognized based on the present value of lease payments over the lease term as of the commencement date. Because the leases do not provide an explicit or implicit rate of return, the Company determines incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments on an individual lease basis. We estimate our incremental borrowing rate to discount the lease payments based on information available at lease commencement. Lease expense for the lease is recognized on a straight-line basis over the lease term.

F-15

The Company’s leases do not contain any residual value guarantees or material restrictive covenants. Leases with a lease term of 12 months or less are not recorded on the balance sheet and lease expense is recognized on a straight-line basis over the lease term. The remaining term as of September 30, 2019 is 35 months ending August of 2022. The Company currently has no finance leases.

During the nine months ended September 30, 2019, cash paid for amounts included in the measurement of lease liabilities was $32,142. As of September 30, 2019, right-of-use (“ROU”) assets amounted to $137,880 with lease liabilities amounted to $148,798.

Right-of-use assets are summarized below:

September 30, 2019
Office lease	$157,213
Less accumulated amortization	(19,333)
Right-of-use assets, net	$137,880

Amortization on the right -of -use asset is included in rent expense on the statements of operations.

Operating Lease liabilities are summarized below:

September 30, 2019
Office lease	$148,798
Less: current portion	(42,201)
Long term portion	$106,597

Maturity of lease liabilities are as follows:

Three months ending December 31, 2019	$15,316
Year ending December 31, 2020	62,183
Year ending December 31, 2021	64,048
Year ending December 31, 2022	43,655
Total future minimum lease payments	185,202
Less imputed interest	(36,404)
PV of payments	$148,798

Note 13 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

As of September 30, 2019 the Company had 40,959,741 shares of common stock issued and outstanding.

During the nine months ended September 30, 2019, the Company had the following transactions in its common stock:

•	Issued 13,445 shares to consultants in exchange for professional services rendered. The shares were valued at $96,518 based on the closing price of the Company’s common stock on the dates that the shares were deemed earned, according to the agreements; and
•	Issued 39,286 shares as consideration for the AVX acquisition valued at $290,716. The value of the common stock was determined based on the market price on the day of the closing of the acquisition.

F-16

During the nine months ended September 30, 2018, the Company had the following transactions in its common stock:

•	Issued 5,647,780 shares of common stock to investors for cash proceeds of $9,883,733.
•	Issued 262,691 shares to consultants in exchange for professional services rendered. The shares were valued at $469,377 based on the closing price of the Company’s common stock on the dates that the shares were deemed earned, according to the agreements; and
•	Issued 108,147 shares of common stock issued to several investors in exchange for $183,850 but the proceeds were not yet received as of September 30, 2018.

Stock options

On August 6, 2019, each member of the Board was granted 30,000 options to purchase shares at $5.70 per share. As of September 30, 2019, there were 210,000 outstanding stock options. There were no outstanding stock options as of December 31, 2018.

The following is a summary of options activity from January 1, 2019 to September 31, 2019:

Options	Shares	Weighted average exercise price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2019	–	$–	–	–
Granted	210,000	5.70	–	–
Exercised	–	–	–	–
Forfeited or expired	–	–	–	–
Outstanding at September 30, 2019	210,000	$9.86	9.86	–
Vested as of September 30, 2019	17,500	5.70	9.86	–
Exercisable at September 30, 2019	210,000	$9.86	9.86	–

The exercise price for options outstanding and exercisable at September 30, 2019:

Outstanding		Exercisable

Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
30,000	$5.70	30,000	$5.70
30,000	5.70	30,000	5.70
30,000	5.70	30,000	5.70
30,000	5.70	30,000	5.70
30,000	5.70	30,000	5.70
30,000	5.70	30,000	5.70
30,000	5.70	30,000	5.70
210,000		210,000

The fair value of the warrants listed above was determined using the Black-Scholes option pricing model with the following assumptions:

September 30,
2019
Risk-free interest rate	1.71%
Expected life of the options	10 years
Expected volatility	158.86%
Expected dividend yield	0%

F-17

Note 14 – Acquisition

On March 15, 2019, the Company entered into and closed an asset purchase agreement with AVX Design & Integration, Inc. (“AVX”) as stated in Note 1.

A summary of the purchase price and the purchase price allocations at fair value is below. The purchase price allocation is a preliminary and subject to change. The Company has not yet completed its analysis to determine the fair value of the assets acquired on the acquisition date. Once this analysis is complete, the Company will adjust, if necessary, the provisional amounts assigned to the assets purchased in the accounting period in which the analysis is completed.

Purchase price
Cash	$550,000
39,286 shares of common stock (1)	290,716
Secured promissory note	50,000
Total purchase price	$890,716

Allocation of purchase price
Cash	$201,482
Accounts receivable	436,554
Inventories	11,282
Prepaid expenses	2,478
Property and equipment	10,381
Operating lease right-of-use assets	186,449
Deposits	5,968
Intangible assets	145,000
Goodwill	162,572
Accounts payable and accrued liabilities	(73,787)
Operating lease liability	(197,663)
Purchase price	$890,716

(1) – the fair value of the common stock was calculated based on the closing market price of the Company’s common stock at the date of acquisition.

Note 15 – Shares Issued for Compensation

The Company entered into agreements with third party consultants and issued 13,445 shares for uplisting consultation. Services rendered for shares issued amounted to $96,509 for the nine months ended September 30, 2019. In addition, the Company has incurred consulting service fees paid in cash amount to $59,964 for the nine months ended September 30, 2019, which the Company will issue stock as compensation for services rendered. Expenses incurred but not yet paid in shares as of September 30, 2019 and December 31, 2018 amounted to $35,455 and $72,000, respectively.

The Company entered agreements with third party consultant and issued 262,691 shares for services rendered which amounted to $497,377 for the nine months ended September 30, 2018. In addition, the Company has incurred services fee of $28,000 for August and September, which the Company will issue stocks as compensation for service rendered.

F-18

Note 16 – Segment reporting

The Company consists of two types of operations. Focus Universal, Inc. and Perfecular Inc. (“Focus”) involves wholesale, research and development of universal smart instrument and farming devices. AVX Design & Integration, Inc. (“AVX”) is an IoT installation and management company specializes high performance, easy to use Audio/Video, Home Theater, Lighting Control, Automation and Integration. The table below discloses income statement information by segment.

	Nine Months Ended September 30, 2019
	Focus	AVX	Total

Revenue	$436,070	$548,875	$984,945
Revenue - related party	10,300	–	10,300
Total revenue	446,370	548,875	995,245

Cost of Revenue	341,319	411,132	752,451

Gross Profit	105,051	137,743	242,794

Operation Expenses:
Selling expense	–	183,570	183,570
Compensation – officers	90,000	16,580	106,580
Research and development	193,002	–	193,002
Professional fees	954,307	17,482	971,789
General and administrative	478,857	140,274	619,131
Total Operating Expenses	1,716,166	357,906	2,074,072

Loss from Operations	(1,611,115)	(220,163)	(1,831,278)

Other Income (Expense)
Interest income (expense), net	836	–	836
Other income	10.440	–	10,440
Total other income (expense)	11,276	–	11,276

Loss before income taxes	(1,599,839)	(220,163)	(1,820,002)

Tax expense	–	–	–

Net Loss	$(1,599,839)	$(220,163)	$(1,820,002)

Note 17 – Subsequent Events

The Company has evaluated all events that occurred after the consolidated balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported.

F-19

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Focus Universal, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Focus Universal, Inc. (the “Company”) as of December 31, 2018 and 2017, the related statement of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2017

Lakewood, CO

March 8, 2019

F-20

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

	2018	2017

ASSETS
CURRENT ASSETS
Cash	$4,455,751	$394,398
Accounts receivable	10,908	26,311
Account receivable - related party	39,625	564
Inventory, net	69,787	47,432
Prepaid expenses	115,833	8,280
Total Current Assets	4,691,904	476,985

Property and equipment, net	4,578,135	6,336

Deposits	7,872	7,210

Total assets:	$9,277,911	$490,531

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$163,661	$449,256
Accounts payable - related party	4,921	–
Other payable	7,210	–
Customer deposit	36,184	31,734
Taxes payable	–	800
Total Current Liabilities	211,976	481,790
Non-current Liabilities
Convertible promissory note, net	–	81,342

Total Liabilities	211,976	563,132

Stockholders’ Equity (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 40,907,010 shares issued and outstanding as of December 31, 2018 and 34,574,706 shares issued and outstanding as of December 31, 2017	40,907	34,575
Additional paid-in capital	12,956,486	1,871,618
Shares to be issued, common shares	72,000	–
Accumulated deficit	(4,003,458)	(1,978,794)
Total stockholders’ equity (deficit)	9,065,935	(72,601)

Total Liabilities and Stockholders’ Equity (Deficit)	$9,277,911	$490,531

The accompanying notes are an integral part of these consolidated financial statements

F-21

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31
	2018	2017
Revenue	$285,929	$891,513
Revenue – related party	22,200	6,571
Total Revenue	308,129	898,084

Cost of Revenue	137,897	726,252

Gross Profit	170,232	171,832

Operation Expenses:
Compensation - officers	120,000	120,000
Research and development	221,510	208,238
Professional fees	960,846	107,899
General and administrative	451,597	256,225
Total Operating Expenses	1,753,953	692,362

Loss from Operations	(1,583,721)	(520,530)

Other Income (Expense)
Interest expense, net	(440,943)	(105,831)
Total other expense	(440,943)	(105,831)

Loss before income taxes	(2,024,664)	(626,361)

Net Loss	$(2,024,664)	$(626,361)

Weight Average Number of Common Shares Outstanding - Basic and Diluted	37,778,614	34,574,706

Net Loss per common share Basic and diluted	$(0.05)	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements

F-22

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2018 and 2017

	Common stock		Additional Paid-In	Shares to be issued Common	Accumulated	Total Stockholders'
Description	Shares	Amount	Capital	Shares	Deficit	Equity
Balance - December 31, 2016 (Restated)	34,574,706	$34,575	$1,371,618	$–	$(1,352,433)	$53,760

Issuance of convertible note	–	–	500,000	–	–	500,000

Net loss	–	–	–	–	(626,361)	(626,361)

Balance - December 31, 2017	34,574,706	$34,575	$1,871,618	$–	$(1,978,794)	$(72,601)

Debt Conversion	313,686	313	548,638	–	–	548,951

Shares issued at $1.75 per share	5,755,927	5,756	10,067,116	–	–	10,072,872

Shares issued for compensation	262,691	263	469,114	72,000	–	541,377

Net loss	–	–	–	–	(2,024,664)	(2,024,664)

Balance - December 31, 2018	40,907,010	$40,907	$12,956,486	$72,000	$(4,003,458)	$9,065,935

The accompanying notes are an integral part of these consolidated financial statements

F-23

FOCUS UNIVERSAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net Loss	$(2,024,664)	$(626,361)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory reserve	26,435	(9,270)
Depreciation expense	27,993	2,182
Amortization of debt discount	336,713	81,342
Stock based compensation	541,377	–
Changes in Operating Assets and Liabilities:
Accounts receivable	15,403	(747)
Accounts receivable- related party	(39,061)	9,768
Inventory	(48,790)	30,333
Prepaid expenses	(107,553)	(318)
Deposits	(662)	17,516
Accounts payable and accrued liabilities	(154,675)	80,743
Accounts payable- related party	4,921	–
Other payable	7,210	–
Customer deposit	4,450	(30,392)
Taxes payable	(800)	–
Deferred rent	–	(468)
Net cash flows used in operating activities	(1,411,703)	(445,673)

Cash flows from investing activities:
Purchase of property and equipment	(4,599,792)	–
Net cash flows used in investing activities	(4,599,792)	–

Cash flows from financing activities:
Proceeds from convertible note payable	–	500,000
Repayment of convertible notes	(548,949)	–
Shares issued for convertible notes	548,949	–
Proceeds from sale of common stock	10,072,848	–
Net cash flows provided by financing activities	10,072,848	500,000

Net Change in Cash	4,061,353	54,327

Cash - Beginning of Period	394,398	340,071

Cash - End of Period	$4,455,751	$394,398

Supplemental non-cash financing activities
Shares issued to reduce notes payable	$313,700	$–

Supplemental Disclosures for Statement of Cash Flows:
Interest paid	$–	$105,831

The accompanying notes are an integral part of these consolidated financial statements.

F-24

FOCUS UNIVERSAL INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Note 1 – Organization and Operations

Focus Universal Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 4, 2012 (“Inception”). We are a universal smart instrument developer and manufacturer, headquartered in the Los Angeles, California metropolitan area, specializing in the development and commercialization of the novel and proprietary universal smart technologies and instruments. Universal smart technology is an innovative, commercial, off-the-shelf technology with an innovative soft hardware integrated platform. Our platform provides a unique and universal wireless solution for embedded design, industrial control, test and measurement. Our smart technology software utilizes a smartphone, computer, or a mobile device as a platform and display that communicates and works in tandem with a group of external sensors and probes manufactured by different vendors in a manner that requires the user to have little or no knowledge of their unique characteristics. Our universal smart instrument (the “Ubiquitor”) consists of a reusable foundation component which includes a wireless gateway (which allows the instrument to connect to the smartphone via Bluetooth and Wi-Fi technology), a universal smart application software (our “Application”) which is installed on the user’s smartphone allowing the sensor readouts to be monitored on the smartphone screen. The Ubiquitor also connects to a variety of individual scientific sensors that collect unique data points, from moisture, light, and airflow to other things like electricity voltage meters and a wide variety of applications. These data points are then sent wirelessly to the smartphone and the data is organized on the smartphone screen. The smartphone, foundation, and sensor readouts together perform the functions of many traditional scientific and engineering instruments and are intended to replace the traditional, wired standalone instruments at a fraction of their cost.

The Company and Perfecular were entities under common control; therefore, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) 805-50-45, the acquisition of Perfecular was accounted for as a business combination between entities under common control and treated similar to a pooling of interest transaction.

Perfecular Inc. was founded in September 2009 and is headquartered in Walnut, California, and is engaged in designing certain digital sensor products and sells a broad selection of horticultural sensors and filters in North America and Europe.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Focus Universal Inc. and its wholly-owned subsidiary, Perfecular Inc. All intercompany balances and transactions have been eliminated upon consolidation. The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Segment Reporting

The Company currently has one operating segment. In accordance with ASC 280, Segment Reporting (“ASC 280’), the Company considers operating segments to be components of the Company’s business for which separate financial information is available that evaluated regularly by the Management in deciding how to allocate resources and in assessing performance. The Management reviews financial information presented on a consolidated basis for purposes of allocation resources and evaluating financial performance. Accordingly, the Company has determined that it has a single operating and reportable segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. At times, such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. There were no cash equivalents held by the Company at December 31, 2018 and 2017.

F-25

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by investing its cash with high credit quality financial institutions.

Fair Value of Financial Instruments

The Company follows paragraph ASC 825-10-50-10 for disclosures about fair value of its financial instruments and paragraph ASC 820- 10-35-37 (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

☐	Level 1: quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

☐	Level 2: pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

☐	Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalent, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Inventory

Inventory is valued at the lower of the inventory’s cost or net realizable value under the first-in-first-out method. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. Inventory allowances are recorded for obsolete or slow-moving inventory based on assumptions about future demand and marketability of products, the impact of new product introductions and specific identification of items, such as discontinued products. These estimates could vary significantly from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from expectations. The Company regularly reviews the value of inventory based on historical usage and estimated future usage. As of December 31, 2018 and 2017, inventory reserve amounted to $53,501 and $27,067, respectively.

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Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives range from three to thirty-nine years on all categories of depreciable assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed when circumstances warrant as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Revenue Recognition

Effective January 1, 2018, the Company adopted Topic 606, Revenue from Contracts with our Customer, using the modified retrospective transition method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as the majority of its revenues continue to be recognized when the customer takes control of its product. As the Company did not identify any accounting changes that impacted the amount of reported revenues with respect to its product revenues, no adjustment to retained earnings was required upon adoption.

In general, the Company’s performance obligation is to transfer it products to its distributors. Revenues from product sales are recognized when the customer obtains control of the Company’s products, which occurs at a point in time, typically upon delivery to the customer.

The Company’s revenue mainly generates from sale of sensor products, horticultural sensors and filters, such as light meters. The Company evaluated its product sales contracts and determined that those contracts are generally capable of being distinct and accounted for as separate performance obligations. Performance obligation is satisfied when the finished goods product delivered to consumers who buy from our customer Hydrofarm.

Allowance for doubtful accounts

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Management evaluated that there was no allowance for doubtful accounts at December 31, 2018 and 2017 based on collection history.

Research and development

Research and development costs are expensed as incurred. Research and development costs primarily consist of efforts to refine existing product models and develop new product models.

Related Parties

The Company follows ASC 850-10 for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly Influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows ASC 450-20 to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

There were no outstanding stock options as of and December 31, 2018 and 2017.

Income Tax Provision

Income taxes are accounted for using the asset and liability method. Deferred income taxes are provided for temporary differences in recognizing certain income, expense and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the difference between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. There was no material deferred tax asset or liabilities as of December 31, 2018 and 2017.

As of December 31, 2018 and 2017, the Company did not identify any material uncertain tax positions.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to ASC 260-10-45. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

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Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the years ended December 31, 2018 and 2017.

Cash Flows Reporting

The Company adopted ASC 230-10-45-24 for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to ASC 830-230-45-1.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company’s financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Note 3 – Property and Equipment

At December 31, 2018 and 2017, property and equipment consisted of the following:

	December 31, 2018	December 31, 2017
Warehouse	$3,789,773	$–
Land	731,515	–
Building Improvement	34,000	–
Construction in progress	31,677	–
Furniture and fixtures	16,677	8,850
Equipment	6,029	1,029
Total cost	4,609,671	9,879
Less accumulated depreciation	(31,536)	(3,543)
Property and equipment, net	$4,578,135	$6,336

Depreciation expense for the years ended December 31, 2018 and 2017 amounted to $27,993 and $2,182, respectively.

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Note 4 – Convertible Promissory Notes

On June 30, 2017 and July 28, 2017, the Company received $420,000 and $80,000, respectively through a series of two unsecured convertible promissory notes from the same unrelated third party (the “2017 Notes”). The 2017 Notes bear interest at 10% per annum, are due on June 30, 2020 and July 28, 2020 respectively and are unsecured. The 2017 Notes contain a provision that allows the note holder to convert the outstanding balance into shares of the Company’s common stock at $1.75 per share. The Company determined that the convertible promissory notes contain beneficial conversion features that are valued at $420,000 and $80,000 respectively; however, the amount recorded as the beneficial conversion feature is limited to the face amount of the convertible promissory note. This beneficial conversion feature of $420,000 and $80,000 has been recorded in the financial statements to additional paid-in capital and as a discount to the convertible promissory payable. The debt discounts are being amortized over the terms of the 2017 Notes. The Company recognized interest expense of $443,144 for the year ended December 31, 2018 related to these two unsecured convertible promissory notes. On June 27, 2018, the convertible holder elected the right to convert all of convertible notes to common stock at $1.75 per share.

Note 5 – Related Party Transactions

Revenue generated from Vitashower Corp., a company owned by the CEO, amounted to $22,200 and $6,571 for the years ended December 31, 2018 and 2017, respectively. Account receivable balance due from Vitashower Corp. amounted to $39,625 and $564 as of December 31, 2018 and 2017, respectively.

On May 30, 2018, the CEO and majority shareholder of the Company lent the Company $50,000 for operation use. The loan had no interest and is due upon demand. The loan was repaid on July 12, 2018.

Compensation for services provided by the President and Chief Executive Officer for the years ended December 31, 2018 and 2017 amounted to $120,000 and $120,000, respectively.

As of December 31, 2018, salaries earned by the CEO, Mr. Wang and his wife and not yet paid amounted to $4,921. The wife of CEO also works at the Company. For the years ended December 31, 2018 and 2017, Mrs. Wang’s salary amounted to $36,000 for each year.

Note 6 – Business Concentration and Risks

Major customers

One customer accounted for 22% and 98% of the total accounts receivable as of December 31, 2018 and 2017, respectively.

Major vendors

One vendor accounted for 95% and 92% of total accounts payable at December 31, 2018 and 2017, respectively.

Note 7 – Commitments and Contingencies

On April 24, 2017, we entered into a two-year industrial/commercial lease within a larger multi-tenant industrial complex with Walnut Park Business Center, LLC. We leased a 2,800-square foot warehouse with a 1,400-square foot office space inside which will allow us to assemble our products as well as efficiently run our administrative operations in the same building. The lease commenced on May 1, 2017 and will end on April 30, 2019. We will pay $3,500 per month until May 1, 2018 when the rent will increase to $3,605 per month. The warehouse is located at 820511 East Walnut Drive North, Walnut, California. The Company purchased a warehouse in Ontario, California in September and subleased the Walnut location to a third party. The Company is no longer obligated to pay for Walnut’s lease. The sublease tenant paid $7,210 as security deposit, shown as other payable in current liability.

Total rent expense was $13,433 and $51,117 for the years ended December 31, 2018 and 2017, respectively.

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Note 8 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

As of December 31, 2018, the Company had 40,959,741 shares of common stock issued and outstanding.

Note 9 – Subscription Receivable for Stock to be Issued

On June 19, 2018 the Company entered into private placement with individual investors at $1.75 per share. As of December 31, 2018, total amount of shares sold through private placement amount to 5,755,927 shares. Total subscription receivable for stock to be issued as of December 31, 2018 has been fully received.

Note 10 – Shares Issued for Compensation

The Company entered agreements with third party consultant and issued 262,691 shares for services rendered amounted to $497,377 for the year ended December 31, 2018. In addition, the Company has incurred services fee of $72,000 for the year ended December 31, 2018, which the Company will issue stock as compensation for service rendered.

Note 11 – Going Concern

In August 2014, the FASB issued ACU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard requires management to assess the company’s ability to continue as a going concern. Disclosures are required if there is substantial doubt as to the company’s continuation as a going concern within one year after the issue date of financial statements. The standard provides guidance for making the assessment, including consideration of management’s plans which may alleviate doubt regarding the Company’s ability to continue as a going concern. ASU 2014-15 is effective for years ending after December 15, 2016. The Company has adopted this standard for the year ending December 31, 2018 and 2017.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Recently, the Company has devoted a substantial amount of resources to research and development to bring the Ubiquitor and its mobile application to full production and distribution. For the year ended December 31, 2018, the Company had net loss of $2,024,664 and negative cash flow from operating activities of $1,411,703. As of December 31, 2018 the Company also had an accumulated deficit of $4,003,458. These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing for the long-term development and commercialization of its Ubiquitor product.

Note 12 – Subsequent Events

On January 22, 2019, the Company subleased a portion of the unused warehouse and office space to a third party. The Company subleased 16,000 square feet of warehouse and 446 square feet of office space with base rent at $12,334.50 per month and $12,334.50 security deposit. The lease is for three years commencing February 15, 2019 and monthly rent to increase $0.02 per square foot each year.

F-31

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration	$	[ * ]
Legal Fees and Expenses*	$	[ * ]
Accounting Fees*	$	[ * ]
Miscellaneous*	$	[ * ]
Total*	$	[ * ]

_________________

*These figures represent estimates.

Item 14. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of the Nevada Revised Statutes also provides that directors and officers of Nevada corporations also may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VIII of our amended and restated articles of incorporation provides that we shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify our directors, officers and certain other persons. Article 9 of our amended and restated bylaws provides that our directors, officers and certain other persons shall be indemnified and held harmless by us to the fullest extent permitted by the laws of the State of Nevada.

Item 15. Recent sales of unregistered securities.

None.

Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the quarter ended September 30, 2019 or the year ended December 31, 2018, or 2017.

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Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement *
3.1	Articles of Incorporation (Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 26, 2013.)
3.2	Amended and Restated Bylaws, as filed with the SEC on October 22, 2019.
5.1	Opinion of Wilson Bradshaw & Cao, LLP.*
10.1	Form of Stock Purchase Agreement, as filed with the SEC on March 18, 2019.
10.2	Form of Secured Promissory Note, as filed with the SEC on March 18, 2019.
10.3	Form of Stock Pledge Agreement, as filed with the SEC on March 18, 2019.
10.4	Form of Subscription Agreement, as filed with the SEC on March 18, 2019.
10.5	Form of Consulting Agreement, as filed with the SEC on March 18, 2019.
10.7	2018 Equity Incentive Plan, as filed with the SEC on December 28, 2018.
23.1	Consent of BF Borgers CPA PC *
23.2	Consent of Wilson Bradshaw & Cao, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page)*
101.INS	XBRL Instance Document **
101.SCH	XBRL Taxonomy Extension Schema Document **
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document **
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document **
101.LAB	XBRL Taxonomy Extension Label Linkbase Document **
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document **

_____________________

* Filed herewith.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections - Previously filed.

*** To be filed by amendment

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ontario, State of California, on November 22, 2019.

FOCUS UNIVERSAL INC.

By:	/s/ Duncan Lee
Duncan Lee
Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned, a majority of the officers and directors of the company hereby constitute and appoint Desheng Wang and Duncan Lee, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents will full power of substitution, to sign any and all amendments to this Registration Statement on Form S-1 (including pre- and post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this Registration Statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Desheng Wang	Chief Executive Officer, Secretary, Director	November 22, 2019
Desheng Wang	(Principal Executive Officer)

/s/ Duncan Lee	Chief Financial Officer	November 22, 2019
Duncan Lee	(Principal Accounting and Financial Officer)

/s/ Edward Lee	Director and Chairman	November 22, 2019
Edward Lee

/s/ Jennifer Gu	Director	November 22, 2019
Jennifer Gu

/s/ Michael Pope	Director	November 22, 2019
Michael Pope

/s/ Sheri Lofgren	Director	November 22, 2019
Sheri Lofgren

/s/ Greg Butterfield	Director	November 22, 2019
Greg Butterfield

/s/ Carine Clark	Director	November 22, 2019
Carine Clark

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